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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Ford Motor Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

2003 PROXY STATEMENT

Ford Motor Company

100 YEARS

Ford Motor Company
100 YEARS

2-385

Henry Ford
Founder (top)

William Clay Ford, Jr.
Chairman and
Chief Executive Officer
(bottom)

Notice of Annual Meeting of Shareholders
Defined Terms
Proxy Statement
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
What is a proxy?
What is a proxy statement?
What is the purpose of the annual meeting?
What is the record date and what does it mean?
Who is entitled to vote at the annual meeting?
What are the voting rights of the holders of common stock and Class B Stock?
What is the difference between a shareholder of record and a “street name” holder?
How do I vote my shares?
Are votes confidential? Who counts the votes?
Can I vote my shares in person at the meeting?
What are my choices when voting?
What are the Board’s recommendations?
What if I do not specify how I want my shares voted?
Can I change my vote?
What percentage of the vote is required for a proposal to be approved?
How can I attend the annual meeting?
Are there any rules regarding admission?
Are there any other matters to be acted upon at the annual meeting?
Will there be special events commemorating the Company’s Centennial at the annual meeting?
Election of Directors
Committees of the Board of Directors
Audit Committee Report
Corporate Governance
Management Stock Ownership
Section 16(a) Beneficial Ownership Reporting Compliance
Compensation of Directors
Certain Relationships and Related Transactions
Compensation Committee Report on Executive Compensation (How Ford Determines Executive Compensation)
Compensation Committee Interlocks and Insider Participation
Compensation of Executive Officers
Stock Options
Performance Stock Rights
Stock Performance Graphs
Retirement Plans
Proposals Requiring Your Vote
Shareholder Proposals for 2004
Annual Report and Other Matters
Multiple Shareholders Sharing the Same Address
Expenses of Solicitation
Appendix I
Appendix II
Appendix III

One American Road

Dearborn, Michigan 48126-2798

April 28, 2003

DEAR SHAREHOLDERS:

Appropriately, our 2003 annual meeting of shareholders will be held in our home town at the Ford Motor Company Conference and Event Center, 1151 Village Road, Dearborn, Michigan, on Monday, June 16, 2003, the 100th anniversary of the Company’s founding. As we look to our past and celebrate our rich history, we also embrace our future by building great products, a strong business and a better world.

The annual meeting will begin promptly at 10:00 a.m., Eastern Time. If you plan to attend the meeting, please see the instructions for requesting an admission ticket on page 4. If you are attending the meeting, please note that you will not be able to park at the Conference and Event Center. Please see p. 56 for further details.

Please read these materials so that you’ll know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This way, your shares will be voted as you direct even if you can’t attend the meeting. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card enclosed with this proxy statement.

WILLIAM CLAY FORD, JR.
Chairman of the Board

Whether or not you plan to attend the meeting, please provide your proxy by either calling the toll-free telephone number, using the Internet, or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

Notice of Annual Meeting of Shareholders	i
Defined Terms	ii
Proxy Statement	1
Questions and Answers About the Proxy Materials and the Annual Meeting	1
What is a proxy?	1
What is a proxy statement?	1
What is the purpose of the annual meeting?	1
What is the record date and what does it mean?	1
Who is entitled to vote at the annual meeting?	1
What are the voting rights of the holders of common stock and Class B Stock?	1
What is the difference between a shareholder of record and a “street name” holder?	2
How do I vote my shares?	2
Are votes confidential? Who counts the votes?	2
Can I vote my shares in person at the meeting?	2
What are my choices when voting?	3
What are the Board’s recommendations?	3
What if I do not specify how I want my shares voted?	3
Can I change my vote?	3
What percentage of the vote is required for a proposal to be approved?	3
How can I attend the annual meeting?	4
Are there any rules regarding admission?	4
Are there any other matters to be acted upon at the annual meeting?	4
Will there be special events commemorating the Company’s Centennial at the annual meeting?	4
Election of Directors	5
Committees of the Board of Directors	12
Audit Committee Report	15
Corporate Governance	17
Management Stock Ownership	18
Section 16(a) Beneficial Ownership Reporting Compliance	20
Compensation of Directors	20
Certain Relationships and Related Transactions	21
Compensation Committee Report on Executive Compensation (How Ford Determines Executive Compensation)	24
Compensation Committee Interlocks and Insider Participation	28
Compensation of Executive Officers	29
Stock Options	32
Equity Compensation Plan Information	34
Performance Stock Rights	35
Stock Performance Graphs	37
Retirement Plans	38
Proposals Requiring Your Vote	40
Supplemental Information	53
Shareholder Proposals for 2004	55
Annual Report and Other Matters	55
Multiple Shareholders Sharing the Same Address	55
Expenses of Solicitation	55
Directions to Annual Meeting Parking	56
Charter of the Audit Committee of the Board of Directors Appendix I
Ford Motor Company Annual Incentive Compensation Plan Appendix II
Ford Motor Company 1998 Long-Term Incentive Plan Appendix III

Inside Front Cover Top: From the Collections of Henry Ford Museum & Greenfield Village.

Notice of Annual Meeting of Shareholders

The annual meeting of shareholders of Ford Motor Company will be held at the Ford Motor Company Conference and Event Center, 1151 Village Road, Dearborn, Michigan, on Monday, June 16, 2003 beginning at 10:00 a.m., Eastern Time. The purpose of the meeting is to vote on the following proposals:

Proposal 1.	The election of directors.

Proposal 2.	The ratification of the selection of PricewaterhouseCoopers LLP as Ford’s independent public accountants for 2003.

Proposal 3.	The approval of the terms of the Company’s Annual Incentive Compensation Plan.

Proposal 4.	The approval of the terms of the Company’s 1998 Long-Term Incentive Plan.

Proposal 5.	A shareholder proposal related to disclosure of compensation paid to executive officers.

Proposal 6.	A shareholder proposal related to the method of nominating and electing the Company’s directors.

Proposal 7.	A shareholder proposal related to establishing an independent committee of the Board of Directors to evaluate any conflict of interest between holders of Class B Stock and holders of common stock.

The record date for the annual meeting is April 18, 2003. Only shareholders of record at the close of business on that date can vote at the meeting.

PETER J. SHERRY, JR.
Secretary

April 28, 2003

i

Defined Terms

“Annual Incentive Compensation Plan” means Ford’s Annual Incentive Compensation Plan.

“Class B Stock” means Ford’s Class B Stock.

“Dividend Equivalent” means cash or shares of common stock (or common stock units) equal in value to dividends that would have been paid on shares of common stock.

“Final Award” means shares of common stock and/or cash awarded by the Compensation Committee under a Performance Stock Right.

“Ford” or “we” or “Company” means Ford Motor Company.

“Long-Term Incentive Plan” means Ford’s 1990 or 1998 Long-Term Incentive Plan.

“Named Executives” means the executives named in the Summary Compensation Table on p. 29.

“Performance Stock Right” or “Stock Right” means, under the Long-Term Incentive Plan, an award of the right to earn up to a certain number of shares of common stock, or cash, or a combination of cash and shares of common stock of equivalent value, based on performance against specified goals created by the Compensation Committee.

“Restricted Stock Equivalent” means, under the Long-Term Incentive Plan and the Restricted Stock Plan for Non-Employee Directors, the right to receive a share of common stock when the restriction period ends.

“SEC” means the United States Securities and Exchange Commission.

“Trust Preferred Securities” means the Ford Motor Company Capital Trust II 6.50% Cumulative Convertible Trust Preferred Securities.

“1998 Plan” means Ford’s 1998 Long-Term Incentive Plan.

ii

Proxy Statement

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Monday, June 16, 2003, beginning at 10:00 a.m., Eastern Time, at the Ford Motor Company Conference and Event Center, 1151 Village Road, Dearborn, Michigan. This proxy statement and the enclosed form of proxy are being mailed to shareholders beginning April 28, 2003.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

What is a proxy statement?

It is a document that SEC regulations require us to give to you when we ask you to sign a proxy card to vote your stock at the annual meeting.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting, including the election of directors, ratification of the selection of the Company’s independent accountants, approval of the Annual Incentive Compensation Plan and the 1998 Plan, and consideration of three shareholder proposals, if presented at the meeting. Also, management will report on the Company’s performance during the last fiscal year and respond to questions from shareholders.

What is the record date and what does it mean?

The record date for the annual meeting is April 18, 2003. The record date is established by the Board of Directors as required by Delaware law. Holders of common stock and holders of Class B Stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

Who is entitled to vote at the annual meeting?

Holders of common stock and holders of Class B Stock at the close of business on the record date may vote at the meeting. Holders of Trust Preferred Securities cannot vote at this meeting.

On April 18, 2003, 1,759,662,373 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to be voted.

What are the voting rights of the holders of common stock and Class B Stock?

Holders of common stock and holders of Class B Stock will vote without regard to class on the matters to be voted upon at the meeting. Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

Each outstanding share of common stock will be entitled to one vote on each matter.

The number of votes for each share of Class B Stock is calculated each year in accordance with the Company’s Restated Certificate of Incorporation. At this year’s meeting, each outstanding share of Class B Stock will be entitled to 16.557 votes on each matter.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with EquiServe Trust Company, N.A., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting either:

•	over the telephone by calling a toll-free number;

•	electronically, using the Internet; or

•	by mailing in the enclosed proxy card.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Are votes confidential? Who counts the votes?

The votes of all shareholders will be held in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Can I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may vote against one or more nominees. The proposal related to the election of directors is described in this proxy statement beginning at p. 5.

For each of the other proposals, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. These proposals are described in this proxy statement beginning at p. 40.

Proposals 1, 2, 3 and 4 will be presented at the meeting by management, and the rest are expected to be presented by shareholders.

What are the Board’s recommendations?

The Board of Directors recommends a vote FOR all of the nominees for director (Proposal 1), FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for 2003 (Proposal 2), FOR approving the terms of the Annual Incentive Compensation Plan (Proposal 3), FOR approving the terms of the 1998 Plan (Proposal 4), and AGAINST the shareholder proposals (Proposals 5 through 7).

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them FOR all of the nominees for director (Proposal 1), FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for 2003 (Proposal 2), FOR approving the terms of the Annual Incentive Compensation Plan (Proposal 3), FOR approving the terms of the 1998 Plan (Proposal 4), and AGAINST the shareholder proposals (Proposals 5 through 7).

Can I change my vote?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the meeting.

What percentage of the vote is required for a proposal to be approved?

A majority of the votes that could be cast by shareholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal. The votes are computed for each share as described on pp. 1-2.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified.

Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don’t have discretionary voting authority and haven’t received instructions as to how to vote on those proposals (so-called “broker non-votes”) are not considered “shares present” and will not affect the outcome of the vote.

How can I attend the annual meeting?

If you are a shareholder of record and you plan to attend the annual meeting, please let us know when you return your proxy. If you indicate that you plan to attend, we’ll mail you a ticket that will admit the named shareholder(s) and one guest. If your ticket does not arrive in time, we can issue you a ticket at the door.

If you are a “street name” shareholder, tell your broker or nominee that you’re planning to attend the meeting and would like a “legal proxy.” Then simply bring that form to the meeting and we’ll give you a ticket at the door that will admit you and one guest. If you can’t get a legal proxy in time, we can still give you a ticket at the door if you bring a copy of your brokerage account statement showing that you owned Ford stock as of the record date.

We considered it important in the Company’s Centennial year to hold the annual meeting in our hometown of Dearborn, Michigan. The Conference and Event Center auditorium, the site of the annual meeting, is the largest available facility in Dearborn. Due to the Company’s Centennial celebration taking place June 12-16, it is expected that a large number of shareholders may attend the annual meeting. Consequently, it may not be possible for all shareholders to be seated in the Conference and Event Center auditorium. If the auditorium is filled, remaining attendees will be seated in another area of the Conference and Event Center or be directed to alternative sites where they will be able to view the meeting and ask questions via audio links. THERE WILL BE NO PARKING AT THE CONFERENCE AND EVENT CENTER. PARKING FOR THE ANNUAL MEETING WILL BE AT FAIRLANE TOWN CENTER. PLEASE SEE THE MAP AND INSTRUCTIONS ON PAGE 56 FOR PARKING AND OTHER LOGISTICAL DETAILS. WE SUGGEST ARRIVING AT LEAST 45 MINUTES EARLY TO ALLOW SUFFICIENT TIME TO PARK, GO THROUGH THE ADMISSIONS PROCESS, AND TAKE THE SHUTTLE TO THE MEETING SITE OR AN ALTERNATE VIEWING SITE.

Are there any rules regarding admission?

Each shareholder and guest will be asked to present valid government-issued picture identification, such as a driver’s license or passport, before being admitted to the meeting. Cameras, recording devices, and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Are there any other matters to be acted upon at the annual meeting?

We do not know of any other matters to be presented or acted upon at the meeting. Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Will there be special events commemorating the Company’s Centennial at the annual meeting?

The Company is planning a five-day Centennial celebration entitled “THE ROAD IS OURS 100th Anniversary Celebration” from June 12-16. Activities will include several musical concerts, exhibits from Ford, Lincoln, Mercury, Mazda, Aston Martin, Jaguar, Volvo, and Land Rover, Ford Rouge Factory Tours, and other events. Special tickets must be purchased for these activities. For more information about the Company’s Centennial celebration and to purchase tickets, please visit Ford’s 100th anniversary website at www.ford.com or call toll free 1-866-4-100-Ford (1-866-4-100-3673). Please note that the purchase of a ticket for THE ROAD IS OURS 100th Anniversary Celebration will not entitle you to attend the annual meeting, nor will an annual meeting ticket entitle you to attend the Centennial events. Please follow the procedures described above under “How can I attend the meeting?” in order to get tickets for the annual meeting.

Election of Directors
(Proposal 1 on the Proxy Card)

Fourteen directors will be elected at this year’s annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

Each of the nominees for director is now a member of the Board of Directors, which met nine times during 2002. Each of the nominees for director attended at least 75% of the combined Board of Director and committee meetings held during the periods served by such nominee in 2002, except John R. H. Bond who missed certain meetings due to unforeseen circumstances. The nominees provided the following information about themselves as of March 1, 2003.

Nominees

John R. H. Bond
Age:	61

Director Since:	2000

Principal Occupation:	Group Chairman, HSBC Holdings plc, London, England

Recent Business Experience:	Mr. Bond has been associated with The Hongkong Shanghai Banking Corporation for 40 years. He was elected Group Chairman of HSBC Holdings plc in May 1998. He was named Group Chief Executive Officer of HSBC Holdings in January 1993. From 1991 to 1993, he served as President and Chief Executive Officer of Marine Midland Banks, Inc., now known as HSBC USA Inc., a wholly-owned subsidiary of HSBC Holdings.

Other Directorships:	HSBC Holdings plc; HSBC Bank plc; HSBC Bank Middle East; HSBC USA Inc.; The Hongkong and Shanghai Banking Corporation Limited; Institute of International Finance

Edsel B. Ford II
Age:	54

Director Since:	1988

Principal Occupation:	Director and Consultant, Ford Motor Company
Recent Business Experience:	Mr. Ford is a retired Vice President of Ford Motor Company and former President and Chief Operating Officer of Ford Motor Credit Company. He presently serves as a consultant to the Company.

Other Directorships:	Federal Reserve Bank of Chicago, Detroit Branch; The Skillman Foundation

William Clay Ford
Age:	78

Director Since:	1948

Principal Occupation:	Retired Chair of the Finance Committee, Ford Motor Company

Recent Business Experience:	Mr. Ford served as Chair of the Finance Committee of Ford’s Board of Directors from November 1987 to January 1995. He was elected a Vice Chairman of Ford in 1980, retiring from that position in 1989. He also owns and is Chairman of The Detroit Lions, Inc.

William Clay Ford, Jr.
Age:	45

Director Since:	1988

Principal Occupation:	Chairman of the Board of Directors and Chief Executive Officer and Chair of the Environmental and Public Policy Committee, Ford Motor Company

Recent Business Experience:	Mr. Ford has held a number of management positions within Ford, including Vice President — Commercial Truck Vehicle Center. From 1995 until October 30, 2001, Mr. Ford was Chair of the Finance Committee. Effective January 1, 1999, he was elected Chairman of the Board of Directors and effective October 30, 2001, he was elected Chief Executive Officer of the Company. Mr. Ford also is Vice Chairman of The Detroit Lions, Inc., and Chairman of the Board of Trustees of the Henry Ford Museum and Greenfield Village. He also is a Vice Chairman of Detroit Renaissance Foundation and a Trustee of Princeton University.

Irvine O. Hockaday, Jr.
Age:	66

Director Since:	1987

Principal Occupation:	Retired President and Chief Executive Officer, Hallmark Cards, Inc., Kansas City, Missouri

Recent Business Experience:	Mr. Hockaday was President and CEO of Hallmark Cards, Inc. since January 1, 1986, and a director since 1978. He retired in December 2001.

Other Directorships:	Crown Media Holdings, Inc.; Dow Jones & Company, Inc.; Sprint Corporation; Aquila, Inc.; Estée Lauder Co.

Marie-Josée Kravis
Age:	53

Director Since:	1995

Principal Occupation:	Senior Fellow, Hudson Institute Inc., Indianapolis, Indiana

Recent Business Experience:	Mrs. Kravis was appointed a senior fellow of the Hudson Institute Inc., in 1994. Prior to that time, and since 1978, she served as Executive Director of the Hudson Institute of Canada.

Other Directorships:	Vivendi Universal; Hollinger International Inc.; USA Interactive, Inc.

Richard A. Manoogian
Age:	66

Director Since:	2001

Principal Occupation:	Chairman of the Board and Chief Executive Officer, Masco Corporation, Taylor, Michigan
Recent Business Experience:	Mr. Manoogian has been with Masco since 1958, became Vice President and a member of the Board in 1964, President in 1968 and, in 1985, became Chairman.

Other Directorships:	Masco Corporation; Metaldyne Corporation; MSX International, Inc.; Bank One Corporation; Detroit Renaissance; The American Business Conference

Ellen R. Marram
Age:	56

Director Since:	1988

Principal Occupation:	Managing Director, North Castle Partners, LLC, Greenwich, Connecticut

Recent Business Experience:	Ms. Marram was appointed Managing Director of North Castle Partners, LLC, a private equity firm, effective September 2000. Ms. Marram served as President and CEO of efdex inc. from August 1999 to May 2000. She previously served as President and CEO of Tropicana Beverage Group from September 1997 until November 1998, and had previously served as President of the Group, as well as Executive Vice President of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. Before joining Seagram in 1993, she served as President and CEO of Nabisco Biscuit Company and Senior Vice President of the Nabisco Foods Group from June 1988 until April 1993.

Other Directorships:	The New York Times Company; Eli Lilly and Company

Homer A. Neal
Age:	60

Director Since:	1997

Principal Occupation:	Director, ATLAS Project, Professor of Physics, and Interim President Emeritus, University of Michigan, Ann Arbor, Michigan

Recent Business Experience:	Dr. Neal is director, University of Michigan ATLAS Project, Samuel A. Goudsmit Distinguished Professor of Physics and Interim President Emeritus at the University of Michigan. He joined the University as Chairman of its Physics Department in 1987 and in 1993 was named Vice President of Research. Dr. Neal served as Interim President of the University of Michigan from July 1, 1996 to February 1, 1997. He has served as a member of the U.S. National Science Board and the Advisory Board of the Oak Ridge National Laboratory.

Other Directorships:	Smithsonian Institution; Covanta Energy Corporation; Center for the Study of the Presidency

Jorma Ollila
Age:	52

Director Since:	2000

Principal Occupation:	Chairman of the Board, Chief Executive Officer and Chairman of the Group Executive Board, Nokia Corporation, Finland

Recent Business Experience:	Mr. Ollila has been Chairman of the Board and Chief Executive Officer of Nokia since 1999. He also has been Chairman of its Group Executive Board since 1992. He was President and Chief Executive Officer from 1992 to 1999, a member of its Board of Directors since 1995 and a member of its Group Executive Board since 1986. He also held various other positions since joining Nokia in 1985. From 1978 to 1985, Mr. Ollila held various positions with Citibank Oy and Citibank N.A.

Other Directorships:	Nokia Corporation; Otava Books and Magazines Group, Ltd.; UPM-Kymmene Corporation

Carl E. Reichardt
Age:	71

Director Since:	1986

Principal Occupation:	Vice Chairman, Ford Motor Company

Recent Business Experience:	Mr. Reichardt was elected a Vice Chairman of the Company on October 30, 2001. Previously Mr. Reichardt served as Chairman and CEO of Wells Fargo & Company from 1983 until his retirement on December 31, 1994.

Other Directorships:	ConAgra Foods, Inc.; HCA — The Healthcare Company; McKesson Corporation; Newhall Management Corporation; PG&E Corporation

Robert E. Rubin
Age:	64

Director Since:	2000

Principal Occupation:	Director, Chairman of the Executive Committee and Member of the Office of the Chairman, Citigroup Inc., New York, New York

Recent Business Experience:	Before joining Citigroup in 1999, Mr. Rubin served as U.S. Secretary of the Treasury from 1995 to 1999. He previously served from 1993 to 1995 in the White House as Assistant to the President for Economic Policy and, in that capacity, directed the activities of the National Economic Council. Prior to that time, Mr. Rubin spent 26 years at Goldman, Sachs & Co., where he served as Co-Senior Partner and Co-Chairman from 1990 to 1992, and Vice Chairman and Co-Chief Operating Officer from 1987 to 1990.

Other Directorships:	Citigroup Inc.

Nicholas V. Scheele
Age:	59

Director Since:	2001

Principal Occupation:	President and Chief Operating Officer, Ford Motor Company

Recent Business Experience:	Prior to his election as President and COO of the Company on October 30, 2001, Mr. Scheele was appointed Group Vice President — Ford North America on August 1, 2001. On January 1, 2000, Mr. Scheele was elected Chairman, Ford of Europe and from 1992 to 1999 was Chairman and CEO of Jaguar Cars Ltd. Since joining the Company in 1966, Mr. Scheele has served in several senior management positions including President of Ford of Mexico. In June 2001, Mr. Scheele was knighted by Queen Elizabeth II for his services to British exports.

John L. Thornton
Age:	49

Director Since:	1996

Principal Occupation:	President and Co-Chief Operating Officer, The Goldman Sachs Group, Inc. Mr. Thornton has announced his intention to retire from Goldman Sachs effective July 1, 2003.

Recent Business Experience:	Mr. Thornton formerly served as Chairman of Goldman Sachs — Asia. He was previously co-chief executive of Goldman Sachs International, the firm’s business in Europe, the Middle East and Africa. Mr. Thornton joined Goldman Sachs in 1980 and was named a partner in 1988.

Other Directorships:	British Sky Broadcasting Group PLC; The Goldman Sachs Group, Inc.; Pacific Century Group, Inc.

Committees of the Board of Directors

Audit Committee

Number of Members:	3

Members:	Irvine O. Hockaday, Jr. (Chair)

Ellen R. Marram
Jorma Ollila

Number of Meetings in 2002:	8

Functions:	Selects independent public accountants to audit Ford’s books and records, subject to shareholder ratification, and determines the compensation of the independent public accountants.

At least annually, reviews a report by the independent public accountants describing: internal quality control procedures, any issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent public accountants) all relationships between the independent public accountants and the Company.

Consults with the independent public accountants, reviews and approves the scope of their audit, and reviews their independence and performance. Also reviews any proposed non-audit engagement between the Company and the independent public accountants and pre-approves any such engagement, if appropriate.

Reviews internal controls, accounting practices, financial structure, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent public accountants. Discusses earnings releases and guidance provided to analysts and rating agencies.

As appropriate, obtains advice and assistance from outside legal, accounting or other advisors.

Prepares and publishes an annual report of the Audit Committee to be included in the Company’s proxy statement.

Assesses annually the adequacy of the Audit Committee Charter.

Reports to the Board of Directors about these matters.

Compensation Committee

Number of Members:	4

Members:	Marie-Josée Kravis (Chair)

John R. H. Bond
Richard A. Manoogian
Robert E. Rubin

Number of Meetings in 2002:	8

Functions:	Establishes and reviews the overall executive compensation philosophy of the Company.

Reviews and approves Company goals and objectives relevant to CEO and other executive officers compensation, including annual performance objectives.

Evaluates the performance of the CEO and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, other incentive awards and other benefits, direct and indirect, of the CEO and other executive officers.

Considers and makes recommendations on Ford’s executive compensation plans.

Prepares and publishes an annual report of the Compensation Committee to be included in the Company’s proxy statement.

Reports to the Board of Directors about these matters.

Environmental and Public Policy Committee

Number of Members:	6

Members:	William Clay Ford, Jr. (Chair)

John R. H. Bond
Edsel B. Ford II
Ellen R. Marram
Homer A. Neal
Jorma Ollila

Number of Meetings in 2002:	1

Functions:	Reviews environmental, public policy and corporate citizenship issues facing the Company around the world.

Reviews annually with management the Company’s performance for the immediately preceding year regarding stakeholder relationships, product performance, sustainable manufacturing and public policy.

Reviews with management the Company’s annual Corporate Citizenship Report.

Reports to the Board of Directors about these matters.

Finance Committee

Number of Members:	7

Members:	Carl E. Reichardt (Chair)

Edsel B. Ford II
William Clay Ford
William Clay Ford, Jr.
Homer A. Neal
Robert E. Rubin
John L. Thornton

Number of Meetings in 2002:	5

Functions:	Reviews all aspects of the Company’s policies and practices that relate to the management of the Company’s financial affairs, not inconsistent, however, with law or with specific instructions given by the Board of Directors relating to such matters.

Reviews with management, at least annually, the Annual Report from the Treasurer of the Company’s cash and funding plans and other Treasury matters, the Company’s health care costs and plans for funding such costs, and the Company’s policies with respect to financial risk assessment and financial risk management.

Reviews the Corporate Business Plan and Budget and conducts, as required, detailed operational business and cash strategy reviews.

Reviews the Company’s pension strategy and performance.

Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

Reports to the Board of Directors about these matters.

Nominating and Governance Committee

Number of Members:	9

Members:	Ellen R. Marram (Chair)

John R. H. Bond
Irvine O. Hockaday, Jr.
Marie-Josée Kravis
Richard A. Manoogian
Homer A. Neal
Jorma Ollila
Robert E. Rubin
John L. Thornton

Number of Meetings in 2002:	2

Functions:	Makes recommendations on:

• the nominations or elections of directors; and

• the size and composition of the Board.

Establishes criteria for selecting new directors and the evaluation of the Board.

Develops and recommends to the Board corporate governance principles and guidelines.

Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees or the elimination of committees.

Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board (i) adopt amendments to the By-Laws, and (ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

The Committee also considers shareholder suggestions for nominees for director (other than self-nominations). Suggestions should be submitted to the Secretary of the Company, One American Road, Dearborn, Michigan 48126-2798. Suggestions received by the Secretary’s office before December 31 will be considered by the Committee at a regular meeting in the following year, before the proxy materials are mailed to shareholders.

Audit Committee Report

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors. (A copy of the Audit Committee Charter is attached as Appendix I.) The Audit Committee selects, subject to shareholder ratification, the Company’s independent public accountants.

Ford management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings.

Audit Fees

The Company paid PricewaterhouseCoopers $21 million and $17.6 million for audit services for the years ended December 31, 2002 and 2001, respectively. Audit services consisted of the audit of the financial statements included in the Company’s Annual Report on Form 10-K, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and providing comfort letters in connection with Ford Credit funding transactions.

Audit-Related Fees

The Company paid PricewaterhouseCoopers $4.8 million and $4.6 million for audit-related services for the years ended December 31, 2002 and 2001, respectively. Audit-related services included due diligence for mergers, acquisitions, and divestitures, savings and benefit plan work, attestation services for insurance subsidiaries, and assistance with interpretation of accounting standards.

Tax Fees

The Company paid PricewaterhouseCoopers $19.7 million and $20.7 million for tax services for the years ended December 31, 2002 and 2001, respectively. The types of tax services provided included assistance with tax compliance and the preparation of tax returns, tax consultation, planning and implementation services, assistance in connection with tax audits, tax advice related to mergers, acquisitions and dispositions, and tax return preparation services provided to international service employees (“ISE”) to minimize the cost to the Company of these assignments.

All Other Fees

The Company paid PricewaterhouseCoopers $4.4 million for all other services for the year ended December 31, 2002, including healthcare and pension-related actuarial services, litigation support, non-tax ISE services, and other projects.

The Company paid PricewaterhouseCoopers $13 million for all other services for the year ended December 31, 2001, primarily healthcare and pension-related actuarial services, litigation support, and other advisory and consulting services regarding human resources systems, e-business initiatives, marketing & sales projects, financial information systems work, and other projects.

Total Fees

PricewaterhouseCoopers served as the Company’s independent public accountants in 2002 and 2001. For fiscal year ended December 31, 2002, the Company paid PricewaterhouseCoopers a total of $49.9 million in fees, down $6 million from the total paid in 2001.

Auditor Independence

During the last year, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees).

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with PricewaterhouseCoopers such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC.

The Audit Committee has also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services. In addition, the Audit Committee has adopted strict guidelines on the use of PricewaterhouseCoopers to provide non-audit services, including Audit Committee pre-approval of any such non-audit services.

Audit Committee

Irvine O. Hockaday, Jr. (Chair)
Ellen R. Marram
Jorma Ollila

Corporate Governance

Ford has operated under sound corporate governance practices for many years. Because the well-publicized failure of certain companies in the recent past has eroded public trust in corporate America, we believe it is important to disclose to our shareholders a summary of our major corporate governance practices. Some of these practices have been in place for many years. Others were recently adopted in response to regulatory and legislative changes. Among the practices we adhere to are the following:

•	The Company has adopted Corporate Governance Principles, which are published on the Company’s website (www.ford.com). These principles include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a director retirement age and a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), guidelines for determining director independence, director orientation, and a requirement that the Board and each of its Committees perform an annual self-evaluation.

•	The Company also has published on its website the charter of each committee of the Board as well as its Standards of Corporate Conduct, which apply to all employees, and a code of ethics for the Company’s senior financial personnel.

•	A majority of our Board is comprised of independent directors as defined by the Company’s Corporate Governance Principles and existing and proposed rules that govern us. Independence and diversity of background are important considerations in selecting new candidates for the Board.

•	Only independent directors serve on the Audit, Compensation and Nominating and Governance Committees.

•	Non-employee directors meet in executive session without management present at every Board meeting.

•	We have designated a presiding independent director of the Board.

•	The lead partner of the Company’s independent public accountants is rotated at least every five years.

•	The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company’s expense.

We will continue to assess and refine our corporate governance practices and share them with you.

Management Stock Ownership

The following table shows how much Ford stock each director, nominee, and Named Executive beneficially owned as of March 1, 2003. No director, nominee or executive officer, including Named Executives, beneficially owned more than 0.94% of Ford’s total outstanding common stock. Directors and executive officers as a group, including the Named Executives, beneficially owned 2.21% of Ford common stock as of March 1, 2003. These persons held options exercisable on or within 60 days after March 1, 2003 to buy, and/or beneficially owned as of March 1, 2003 Trust Preferred Securities convertible into, 10,952,123 shares of Ford common stock.

				Percent of
		Ford		Outstanding
	Ford	Common	Ford	Ford
	Common	Stock	Class B	Class B
Name	Stock(1)(2)	Units(3)	Stock(4)	Stock

John R. H. Bond*	4,496	5,210	0	0

Edsel B. Ford II*	4,504,385	5,561	5,045,651	7.12

William Clay Ford*	16,625,979	7,800	14,955,671	21.11

William Clay Ford, Jr.*	3,304,112	2,238	3,282,389	4.63

Irvine O. Hockaday, Jr.*	18,382	32,640	0	0

Marie-Josée Kravis*	11,580	25,598	0	0

Richard A. Manoogian*	203,496	4,030	0	0

Ellen R. Marram*	16,800	40,511	0	0

Homer A. Neal*	10,588	6,775	0	0

Jorma Ollila*	7,502	19,105	0	0

James J. Padilla	183,694	38,860	0	0

Carl E. Reichardt*	466,038	4,486	0	0

John M. Rintamaki	60,841	0	0	0

Robert E. Rubin*	12,554	20,549	0	0

Nicholas V. Scheele*	77,666	34,967	0	0

John L. Thornton(5)*	29,672	33,207	0	0

All Directors and Executive Officers as a group (including Named Executives) (62 persons)	28,259,006	342,482	23,283,711	32.86

*	Indicates Directors

Notes

(1)Amounts shown include restricted shares of common stock issued under the Restricted Stock Plan for Non-Employee Directors, as follows: 3,496 shares for Homer A. Neal and Richard A. Manoogian; 2,097 shares each for William Clay Ford, Jr., Marie-Josée Kravis, and Robert E. Rubin; 1,398 shares each for Edsel B. Ford II, William Clay Ford, Irvine O. Hockaday, Jr., Ellen R. Marram, and Carl E. Reichardt. Also, amounts shown include Restricted Stock Equivalents issued under the Restricted Stock Plan for Non-Employee Directors as follows: 2,797 each for John R. H. Bond and John L. Thornton; and 2,175 for Jorma Ollila.

Included in the amounts for “All Directors and Executive Officers as a group” are shares of common stock represented by Ford Stock Units credited under a deferred compensation plan and held by certain Ford executive officers. These shares may be delivered after termination of employment. Additionally, for certain executive officers, primarily those living outside of the United States, amounts may include Restricted Stock Equivalents issued under the 1998 Plan for signing non-compete agreements.

Also, amounts shown include restricted shares of common stock issued under the 1998 Plan as follows: 41,531 shares for Edsel B. Ford II as payment for his services pursuant to a consulting agreement with the Company (see p. 21); 421,503 shares for Carl E. Reichardt in lieu of cash salary for his services as Vice Chairman during 2002, for signing a non-compete agreement and in lieu of stock options and performance stock rights under the 1998 Plan; 140,498 shares for James J. Padilla for signing a non-compete agreement and an award in January 2003 in connection with his appointment as an Executive Vice President of the Company; 56,641 shares for Nicholas V. Scheele and 45,312 shares for John M. Rintamaki, in each case for signing a non-compete agreement.

(2)In addition to the stock ownership shown in the table above: Edsel B. Ford II has disclaimed beneficial ownership of 40,356 shares of common stock and 60,982 shares of Class B Stock that are either held directly by his immediate family, or held by members of his immediate family in custodial or conservatorship accounts for the benefit of his immediate family; William Clay Ford has disclaimed beneficial ownership of 1,171,490 shares of common stock and 1,530,512 shares of Class B Stock held by members of his immediate family or in trusts controlled by members of his immediate family; and William Clay Ford, Jr., has disclaimed beneficial ownership of 65,067 shares of common stock and 114,710 shares of Class B Stock that are held either directly by members of his immediate family or by members of his immediate family in custodial accounts for the benefit of his immediate family. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 1,278,518 shares of common stock and 1,706,204 shares of Class B Stock.

Also, on March 1, 2003 (or within 60 days after that date), the Named Executives and directors listed below have rights to acquire shares of common stock through the exercise of stock options under Ford’s stock option plans and/or through conversion of Trust Preferred Securities, as follows:

Person	Number of Shares

William Clay Ford, Jr.	1,527,571
Richard A. Manoogian	56,498
James J. Padilla	258,904
John M. Rintamaki	380,029
Nicholas V. Scheele	617,974

The amounts of common stock shown above for Mr. Manoogian are a result of his ownership of Trust Preferred Securities, which are convertible into Ford common stock. In Mr. Manoogian’s case, he is deemed to be the beneficial owner of certain Trust Preferred Securities as a result of his being a trustee of a charitable foundation that owns the Trust Preferred Securities. Amounts of common stock shown above for Mr. Ford are a result of his ownership of stock options and Trust Preferred Securities.

(3)These are common stock units credited under a deferred compensation plan and payable in cash.

(4)As of March 1, 2003, the following persons owned more than 5% of the outstanding Class B Stock: Josephine F. Ford, c/o Ford Estates, Dearborn, Michigan, beneficially owned 13,446,526 shares (18.98%); and Lynn F. Alandt, c/o Ford Estates, Dearborn, Michigan, beneficially owned 9,007,705 shares (12.71%).

Of the outstanding Class B Stock, 47,224,737 shares are held in a voting trust of which Edsel B. Ford II, William Clay Ford, and William Clay Ford, Jr. are among the trustees. The trust requires the trustees to vote the shares as directed by a plurality of the shares in the trust. Edsel B. Ford II is a nephew and William Clay Ford, Jr. is the son of William Clay Ford.

(5)Shares reported as beneficially owned by John L. Thornton do not include securities held by The Goldman Sachs Group, Inc. in the ordinary course of business.

Impact Resulting From Spin-off of Associates First Capital Corporation and Visteon Corporation and Implementation of the Value Enhancement Plan

The value of the Company’s common stock changed as a result of:

•	the spin-off of the Company’s interest in Associates First Capital Corporation on April 7, 1998;

•	the spin-off of the Company’s interest in Visteon Corporation on June 28, 2000; and

•	the Company’s recapitalization and merger (also known as the Value Enhancement Plan) on August 2, 2000.

To account for these changes in value, the following items held by officers or directors of the Company as of April 9, 1998, June 28, 2000 and August 2, 2000, respectively, were adjusted in each case to ensure that the aggregate value of the item before and after each of these events would be approximately equal: common stock units, deferred contingent credits, Performance Stock Rights, Restricted Stock Equivalents, and stock options. (References in this proxy statement to any of these items that were issued before August 2, 2000 are to the adjusted amounts.)

Section 16(a)
Beneficial Ownership Reporting Compliance

Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and officers were complied with for 2002 and prior years, except that William Clay Ford, Jr., had one late report of one transaction and Michael D. Dingman, while he was a director, had one late report of one transaction. Additionally, two reports relating to a total of two transactions executed by an affiliate of The Goldman Sachs Group, Inc. (the employer of John L. Thornton, a Company director) were not timely filed during 2002. Mr. Thornton was deemed to be the indirect owner of the shares that were the subject of such transactions.

Compensation of Directors

Goal. Ford wants the directors’ compensation to be tied to your interests as shareholders. Accordingly, over 50% ($35,000) of a director’s annual Board membership fee is deferred in the form of common stock units. This deferral, together with the restricted stock granted to directors and director stock ownership goals, is part of Ford’s commitment to link director and shareholder interests. These compensation programs are described below.

Fees. The following fees are paid to directors who are not Ford employees:

Annual Board membership fee	$65,000
Annual Committee membership fee	$15,000
Attendance fee for each Board meeting	$1,000

Deferred Compensation Plan. Under this plan, $35,000 of a director’s annual Board membership fee must be deferred in common stock units. Directors also can choose to have the payment of all or some of the remainder of their fees deferred in the form of cash and/or common stock units. Each common stock unit is equal in value to a share of common stock and is ultimately paid in cash. These common stock units generate Dividend Equivalents in the form of additional common stock units. These units are credited to the directors’ accounts on the date common stock cash dividends are paid. Any fees deferred in cash are held in the general funds of the Company. Interest on fees deferred in cash is credited semi-annually to the directors’ accounts at the then-current U.S. Treasury Bill rate plus 0.75%. In general, deferred amounts are not paid until after the director retires from the Board. The amounts are then paid, at the director’s option, either in a lump sum or in annual installments over a period of up to ten years.

Restricted Stock Plan. Non-employee directors also receive restricted shares of common stock. Each non-employee director who has served for at least six months receives 3,496 shares of common stock subject to restrictions on sale. In general, the restrictions expire for 20% of the shares each year following the year of the grant. Each non-employee director receives an additional 3,496 shares on the same terms when the restrictions on all of the prior 3,496 shares end.

Stock Ownership Goals. To further link director and shareholder interests, Ford established stock ownership goals for non-employee directors in 1995. Each non-employee director has a goal to own common stock equal in value to five times the sum of the director’s annual Board and Committee fees within five years.

Life Insurance. Ford provides non-employee directors with $200,000 of life insurance and $500,000 of accidental death or dismemberment coverage. The life insurance coverage continues after the director retires from the Board if the director is at least 55 years old and has served for at least five years. A director who retires from the Board after age 70 or, after age 55 with Board approval, and who has served for at least five years, may elect to have the life insurance reduced to $100,000 and receive $15,000 a year for life. The accidental death or dismemberment coverage may, at the director’s expense, be supplemented up to an additional $500,000 and ends when the director retires from the Board.

Matching Gift Program. Non-employee directors may give up to $25,000 per year to certain tax-exempt organizations under the Ford Fund Matching Gift Program. For each dollar given, the Ford Motor Company Fund contributes two dollars.

Certain Relationships and Related Transactions

Since January 1993, Ford has had a consulting agreement with William Clay Ford. Under this agreement, Mr. Ford is available for consultation, representation, and other duties (including service as a director). For these services, Ford pays him $100,000 per year and provides facilities (including office space), an administrative assistant, and security arrangements. This agreement will continue until either party ends it with 30 days’ notice.

Since January 1999, Ford has had a similar consulting agreement with Edsel B. Ford II. Under this agreement, the consulting fee is $125,000 per calendar quarter, payable in restricted shares of common stock. The shares cannot be sold for one year and are subject to the conditions of the 1998 Plan. The other terms of the agreement are substantially similar to those described in the paragraph above.

In June 2002, the Company entered into an agreement with Carl E. Reichardt. Under this agreement, the Company agreed to pay Mr. Reichardt’s salary as Vice Chairman in the form of restricted shares of Ford common stock. The shares, which are generally issuable within thirty days after the end of each calendar quarter, may not be sold, transferred or otherwise disposed of for a period of one year from the grant date. However, in the event that Mr. Reichardt dies, retires from the Company or leaves the Company due to disability, his restricted stock will become vested at that time. The Company has the right to pay Mr. Reichardt in cash for base salary at any time. In addition, the Company has the right to pay him in cash for annual incentive compensation and awards under the 1998 Plan.

Mr. Reichardt became vested in the Company’s General Retirement Plan (“GRP”) after one year of Company service. For the period in which he could not participate in the GRP on a contributory basis, the Company provided him a defined pension benefit through a combination of qualified and non-qualified plans that duplicated the GRP benefit he would have been eligible to receive under the GRP as if he had been a contributing member at all times eligible, with a minimum benefit of at least $1,250 per month. Upon retirement, Mr. Reichardt will be eligible for $100,000 of Company-paid life insurance. In the event he resigns as an employee but remains on the Board of Directors, he will receive the retirement arrangement and shall not be eligible for benefits under the Company’s Directors Life Insurance and Optional Retirement Plan.

While employed with the Company, Mr. Reichardt is entitled to use the Company aircraft for personal use while the Company aircraft is not being used for other business purposes. His spouse and children may accompany him on such aircraft. The Company will compensate Mr. Reichardt for the amount of tax attributable to increased taxable income as a result of the personal use of Company aircraft.

In the event Mr. Reichardt’s two personal assistants are terminated from their employment by Wells Fargo Bank while Mr. Reichardt is employed by the Company, the Company shall employ the personal assistants as salaried employees at least at the same base salary as paid at Wells Fargo with eligibility for benefits available to other salaried employees of the Company at that time, until the death of Mr. Reichardt. Company employment of the two personal assistants shall be on the same terms and conditions as applicable to other persons hired by the Company at the same time. In the event the Company hires the personal assistants, the Company may terminate the employment of the personal assistants at any time, without advance notice, with or without cause.

While employed by the Company, Mr. Reichardt will be eligible to participate in the Company’s Matching Gift Program for Non-Employee Directors on the same terms as non-employee directors.

In 2002, the Company and most of its executive officers, including all of the Named Executives, entered into non-compete agreements. Under the agreements, the officers agreed not to directly or indirectly work or associate with any business that competes with Ford for two years after their voluntary termination. In return, most officers received restricted shares of common stock in an amount approximately equal to one year’s salary. Restrictions on the restricted shares lapse on the third anniversary of the grant date. William Clay Ford, Jr., our Chairman and Chief Executive Officer, and Allan D. Gilmour, our Vice Chairman and Chief Financial Officer, did not receive any compensation for signing the agreement.

In March 2003, the Company and John M. Rintamaki agreed upon the treatment of his benefits following his retirement under the Select Retirement Plan on August 1, 2003. He will be deemed to have met the minimum holding period for his March 2003 stock-based awards. His Chief of Staff position will be treated as that of an Executive Vice President under the Executive Evaluation Vehicle Program and he will be reimbursed for fuel. He may participate in any special purchase program on the Ford GT that may be offered to Executive Vice Presidents. The Company will continue his Hertz Platinum Card, Northwest WorldClub Card and Platinum Elite Card. In addition, he can use Hertz vehicles at no charge for vacation and travel purposes. Further, he is able to purchase at Company-depreciated cost certain items among his office furnishings and equipment no longer needed by the Company.

Paul Alandt, Lynn F. Alandt’s husband, owns a Ford-franchised dealership and a Lincoln-Mercury-franchised dealership. In 2002, the dealerships paid Ford about $78.3 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $16.4 million for services in the ordinary course of business. Also in 2002, Ford Motor Credit Company, a wholly-owned subsidiary of Ford, provided about $89.5 million of financing to the dealerships and paid $494,020 to them in the ordinary course of business. The dealerships paid Ford Credit about $85.6 million in the ordinary course of business.

On April 8, 2002, Mr. Alandt and Volvo Cars of North America, LLC entered into an agreement relating to Mr. Alandt establishing an authorized Volvo dealership. The agreement is subject to various conditions, including the signing of a Volvo retailer agreement.

John L. Thornton is President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. Goldman Sachs has provided Ford with investment banking services for many years. Ford expects Goldman Sachs to continue providing similar services in the future. Mr. Thornton has announced his intention to retire from Goldman Sachs effective July 1, 2003.

The Company and David Thursfield, Executive Vice President — International Operations and Global Purchasing, owned a house in England originally purchased for approximately $5.8 million, sharing the economic interest (75% Ford/25% Mr. Thursfield). In April 2002, the house was sold for approximately $5 million and the proceeds of the sale were distributed to the Company and Mr. Thursfield according to their respective economic interest.

In May 2002, the Detroit Lions, Inc., a professional football team and member of the National Football League (the “Lions”), began paying rent to Ford Motor Land Development Company, an indirect wholly-owned subsidiary of the Company (“Ford Land”), pursuant to a lease for a newly constructed football practice facility and related administrative offices. Ford Land built the facility for approximately $36 million on property owned by it in Dearborn and Allen Park, Michigan. This property had not previously been developed commercially or otherwise used by Ford or any of Ford’s affiliates. William Clay Ford, a director of the Company, is the majority owner of the Lions. In addition, William Clay Ford, Jr., Ford’s Chairman and Chief Executive Officer, is one of four minority owners and is a director and officer of the Lions. The lease is for 30 years, commencing March 15, 2002. Annual rents start at $4.1 million for the first five years of the term and escalate to $8 million for the last five years. The aggregate amount of rents and the net present value of those rents (discounted at a 10% rate) payable by the Lions under the lease are $170 million and $47 million, respectively. The lease terms are comparable to lease terms between Ford Land and other tenants in the Dearborn area and meet our internal return on investment target (based on an assumption that the practice facility will have no value at the end of the lease term).

In February 2002, Ford entered into a Stadium Naming and License Agreement with the Lions pursuant to which we acquired for $50 million the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. Pursuant to a Concession and Management Agreement between the Lions and the City of Detroit Downtown Development Authority, the Lions have been granted the right to build, operate and use the stadium, including the right to name the stadium or sell that right. We have named the stadium “Ford Field.” The term of the naming rights agreement is 25 years, commencing with the 2002 National Football League season. Of the $50 million naming rights fee, which has been used by the Lions to fund in part the construction of the stadium, $30 million was paid in February 2002, $17.5 million was paid in March 2002 and the balance was paid in December 2002. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. We have analyzed the value of our benefits under the naming rights agreement (including an assessment of the fees paid and benefits received under other naming rights agreements) and we believe the value of our benefits is at least equal to the naming rights fee we paid.

In 1937, Henry and Clara Ford granted land in Allen Park, Michigan to the United States of America for the purpose of building, operating and maintaining a Veterans’ Administration Facility. The grant deed provided that when the land was no longer used for that purpose, it would revert to the heirs of Henry and Clara Ford. In 1996, the Veterans Administration moved substantially all of its operations at the Allen Park facility to downtown Detroit, triggering the reversionary right. Ford Land and the Veterans Administration entered into an agreement whereby Ford Land would demolish the facility on the land for a fee. Ford Land currently proposes to purchase, at a price to be negotiated, the reversionary interest of the heirs of Henry and Clara Ford, among whom are Edsel B. Ford II and William Clay Ford, both of whom are Company directors.

It is currently proposed that the Company and The Edison Institute, a Michigan non-profit corporation, enter into a five-year contract during 2003 under which the Company will sponsor The Edison Institute to manage, market and operate public tours of Ford’s new Visitor Center and a portion of its neighboring Rouge facility located in Dearborn, Michigan in conjunction with The Edison Institute’s operations at The Henry Ford. Under the terms of the proposed contract, the Company would agree to reimburse The Edison Institute’s expenses to the extent they exceeded the revenues received from the Visitor Center, plus pay an annual sponsorship fee in the amount of $500,000. This fee would be re-evaluated in 2005 based upon historical operating costs. Steven K. Hamp, President of The Edison Institute, is the son-in-law of William Clay Ford, a Company director, and the brother-in-law of William Clay Ford, Jr., our Chairman and Chief Executive Officer. William Clay Ford, Jr. is also the Chairman of the Board of Trustees of The Edison Institute. William Clay Ford is also Chairman Emeritus of The Edison Institute and a member of its Board of Trustees. Edsel B. Ford II, a Company director, is also a member of the Board of Trustees of The Edison Institute.

Allan D. Gilmour, our Vice Chairman and Chief Financial Officer, is the majority owner of a corporation that operates a Ford-franchised dealership. In 2002, the dealership paid to Ford about $7.6 million for products and services in the ordinary course of business. In turn, Ford paid the dealership about $1.2 million for services in the ordinary course of business. Also in 2002, Ford Credit provided about $9.4 million of financing to the dealership and paid $150,478 to it in the ordinary course of business. The dealership paid Ford Credit about $9.3 million in the ordinary course of business. Ford Credit no longer provides financing to the dealership.

In 2002, certain of the Company’s European affiliates paid Kentvale Transport Limited (“Kentvale”) approximately $200,000 for vehicle transportation services. Kentvale is owned by the mother-in-law of Martin Leach, a Company vice president. The European affiliates have no direct contract with Kentvale. The affiliates contract directly with a supplier who sub-contracts to several transportation companies, one of which is Kentvale. The European affiliates do not direct the supplier to source to Kentvale, but such affiliates do pay Kentvale directly.

In March 2001, Marketing Associates, LLC, an entity in which Edsel B. Ford II has a majority interest, acquired all of the assets of the Marketing Associates Division of Lason Systems, Inc. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company. In 2002, the Company paid Marketing Associates, LLC, approximately $37.1 million for marketing and related services provided in the ordinary course of business.

Compensation Committee Report on Executive Compensation
(How Ford Determines Executive Compensation)

Purposes

Ford’s executive compensation program aims to:

•	Link managers’ goals with your interests as shareholders.

•	Support business plans and long-term Company goals.

•	Tie executive compensation to Company performance.

•	Attract and retain talented leadership.

Types of Compensation

There are two main types of compensation:

(1)	Annual compensation. This includes salary and bonus. Ford awards bonuses when performance criteria for a specific year meet a certain level required under the bonus plan.

(2)	Long-term compensation. This includes stock options and other long-term incentive awards based on common stock. The value of these awards depends on Company performance and future stock value.

Factors Considered in Determining Compensation

The Compensation Committee wants the compensation of Ford executives to be competitive in the worldwide auto industry and with major U.S. companies. Each year, the Committee reviews a report from an outside consultant on Ford’s compensation program for executives. The report discusses all aspects of compensation as well as how Ford’s program compares with those of the peer companies. Based on this report, its own review of various parts of the program, and its assessment of the skills, experience, and achievements of individual executives, the Committee decides the compensation of executives.

The consultant develops compensation data using a survey of several leading companies picked by the consultant and Ford. General Motors and DaimlerChrysler were included in the survey. Twenty leading companies in other industries also were included because the job market for executives goes beyond the auto industry. Companies were picked based on size, reputation, and business complexity.

The Committee looks at the size and success of the companies and the types of jobs covered by the survey in determining executive compensation. One goal of Ford’s compensation program over time is to approximate the survey group’s median compensation, adjusted for company size and performance. In 2002, Ford’s executive salaries and long-term incentive awards generally were consistent with this goal. The executives did not earn final awards for Performance Stock Rights covering the 2000-2002 performance period, as described below under “Long-Term Compensation — Stock Awards.” In addition, Ford did not pay any bonuses for 2002 under the Annual Incentive Compensation Plan, as described below under “Annual Compensation — Bonuses.”

In special circumstances, the Committee grants awards of cash, stock options and/or restricted stock or Restricted Stock Equivalents to key executives when it deems it appropriate for retention and/or incentive purposes.

The Committee also considers the tax deductibility of compensation paid to the Named Executives. In 1998, you approved the terms of the Annual Incentive Compensation Plan and the 1998 Plan so that certain compensation paid to these individuals would be deductible by the Company under federal tax law. In 1995, you approved the terms of the 1990 Long-Term Incentive Plan for the same reason. These plans limit the amount of bonuses, stock awards and stock options that may be granted to any person in any year. In 2002, you approved an amendment to the 1998 Plan which changed the limit on the amount of stock options that may be granted to any Named Executive in any one year.

As of January 1, 2003, the 1998 Plan was amended to clarify that the Compensation Committee may decide to pay any award that is payable in common stock in whole or in part in cash of equal value to the value of the common stock.

In order to preserve the deductibility, for federal tax purposes, of certain compensation in excess of $1 million that may be paid to any Named Executive, the terms of the goals for Stock Rights and bonus awards must be re-approved by you every five years. As a result, you are being asked to approve the terms of the Annual Incentive Compensation Plan and the 1998 Plan, including the same basic terms of performance goals for bonus awards and Stock Rights that you previously approved in 1998. (See Proposal 3 at pp. 40-42 and Proposal 4 at pp. 42-50.)

Further, in 1994 the Committee created stock ownership goals for executives at the vice president level and above. The goals are for these executives to own common stock worth a multiple of salary, ranging from one to five times salary for the CEO, within five years.

Annual Compensation

General

Annual compensation for Ford executives includes salary and bonus. This is similar to the compensation programs of most leading companies.

The Committee aims to pay salaries at the median of the survey companies over time, adjusted for company size and performance. The Committee also looks at the specific job duties, the person’s achievements, and other criteria.

Bonuses

The Annual Incentive Compensation Plan provides for annual cash awards to participants based on achievement of specific performance goals relating to a specific year. No bonuses were paid under the plan for 2002.

For 2002, the Committee set a bonus formula based on budgeted corporate pre-tax income less a charge for the cost of capital, as adjusted up or down by corporate Shareholder Value Added, automotive Shareholder Value Added return, Ford Motor Credit Company Shareholder Value Added performance, and customer satisfaction performance.

Shareholder Value Added, also called SVA, is a measure of how much value Ford is creating for shareholders. This measure is based on income after taxes minus an asset charge.

Awards may be less than or greater than 100% of the target award. The limit, approved by you, on the amount of a bonus award for any of the Named Executives for any year under the plan is $10,000,000. This limit is not a target.

Under the Plan, the Committee sets target awards for Company officers based on each person’s level of responsibility. Using business data, the Committee reviewed Ford’s performance during 2002 against the goals. The bonus formula did not generate a bonus award amount for 2002. Accordingly, no bonuses were awarded for 2002 under the Annual Incentive Compensation Plan.

Long-Term Compensation

General

Today’s business decisions affect Ford over a number of years. This is why the long-term incentive awards are tied to Ford’s performance and the value of Ford’s common stock over several years.

The charts on pp. 37 and 38 show the long-term performance of Ford’s common stock.

Stock Options

Stock options are an important part of Ford’s long-term incentive program. The managers who get them gain only when the common stock value goes up.

In 2000 and 2001, the executives and other employees received ten-year options in amounts generally similar to prior years. In 2002, top executives received ten-year options in generally greater amounts than prior years, and other employees received ten-year options in amounts generally similar to prior years. In deciding the size of individual option grants for 2002, the Committee generally considered the person’s job, the person’s expected role in the Company’s long-term performance, the general freeze on base salaries in 2002 for executives and other top employees, the special retention needs of the Company, the number of options granted to the person in prior years, as well as the total number of options awarded to all employees. You have approved a limit on the number of options that may be granted to any Named Executive. This limit, which is not a target, is 5,000,000, as adjusted under the 1998 Plan. All 2002 stock option grants to the Named Executives were below this limit.

Stock Awards

Common stock awards are based on performance against goals created by the Committee over a period of years. In 2002, the Committee granted Performance Stock Rights to Company officers and certain other top executives. These Performance Stock Rights cover the performance period 2002-2004. From 0% to 150% of these rights may be awarded in the form of common stock after this period ends. The awards are based on total shareholder returns of Ford compared to the shareholder returns of all other Standard & Poor’s 500 companies.

The size of a person’s Performance Stock Rights grant depends on competitive long-term compensation data, the person’s job, and the person’s expected role in Ford’s long-term performance. In general, under the terms of the Performance Stock Rights, less than the maximum number of shares covered by the Performance Stock Right are awarded if the goals are only partly met.

The 1998 Plan sets a limit, approved by you, on the number of shares available as stock awards under Performance Stock Rights to any Named Executive in any year. This limit, which is not a target, is 906,704 shares, as adjusted under the 1998 Plan. The Performance Stock Rights granted in 2002 to any of the Named Executives were below the limit. For the 2002-2004 period, the Performance Stock Rights granted in 2002 included Dividend Equivalents payable in cash.

No Final Awards were made under the 1998 Plan for the performance period 2000-2002. The Committee reviewed Ford’s performance during the 2000-2002 performance period against goals relating to total shareholder returns relative to the shareholder returns of all other Standard & Poor’s 500 companies. The data reviewed by the Committee showed that Ford shareholder returns were below the minimum level set for an award.

During 2002, most of the Company officers, including all of the Named Executives, signed non-compete agreements. In consideration for signing the agreements, the officers, including the Named Executives other than William Clay Ford, Jr., received restricted stock awards having a value at the time of grant of approximately equal to the then-current base salary. The restricted stock cannot be sold or transferred for three years after the grant date.

Select Retirement Plan

To achieve several business goals, the Committee supported making offers under the Select Retirement Plan, a voluntary retirement program for certain U.S. management employees, in 2002. In general, the program added three years of age and contributory service for retirement benefits purposes. To be eligible, employees generally had to be at least age 52 with 10 or more years of service. Some executives retired during 2002 under this program. More information on the program is on pp. 38-40.

CEO Compensation

Annual Compensation

In lieu of paying Mr. Ford $250,000 salary for November and December 2001, he was granted stock options on January 11, 2002. He also received quarterly stock option grants in March, June, September and December 2002 in lieu of paying him $375,000 salary per quarter. The number of shares of each of these stock option grants was based on the Black-Scholes value of the options at the time of grant. (See column (b) of the Options/ SAR Grants Table on p. 32). The amount of salary paid to Mr. Ford in the form of stock options was not increased during 2002.

No bonuses were paid to Mr. Ford for 2002 under the Annual Incentive Compensation Plan. (See “Annual Compensation — Bonuses” above.)

Long-Term Compensation

The value of the stock options granted to Mr. Ford depends on Ford’s future success — and whether that success is reflected in the value of the common stock.

In lieu of paying him a cash salary in 2002, Mr. Ford was granted stock options. (See “CEO Compensation — Annual Compensation” above.)

Mr. Ford was not granted any Performance Stock Rights in 2002. In lieu of other long-term incentive compensation, Mr. Ford was granted stock options on January 31, 2002. In deciding the amount of this stock option grant (shown in column (b) of the Options/ SAR Grants Table on p. 32), the Committee considered the complexity and duties of his job, his role in achieving the Company’s long-term goals, the importance of tying his compensation to the long-term performance of Ford stock, and the amount of other long-term incentives that he otherwise would have been granted during 2002.

Tax Deductibility

Finally, the Committee considered the deductibility of Mr. Ford’s compensation under the tax laws. As discussed above, you previously approved plan amendments and new plans allowing Ford to deduct, for federal income tax purposes, certain parts of his compensation (as well as that of other Named Executives) for tax years starting with 1995.

Compensation Committee

Marie-Josée Kravis (Chair)
John R. H. Bond
Richard A. Manoogian
Robert E. Rubin

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of John R. H. Bond, Marie-Josée Kravis, Richard A. Manoogian and Robert E. Rubin, none of whom is an employee or a current or former officer of the Company. John R. H. Bond, Group Chairman and Group Chief Executive Officer of HSBC Holdings plc, was elected to the Compensation Committee on May 11, 2002. Carl E. Reichardt, a Vice Chairman of the Company, served as a director of HSBC Holdings plc until his retirement from HSBC’s board on May 31, 2002. There were no Compensation Committee meetings during the period between Mr. Bond’s election to the Compensation Committee and Mr. Reichardt’s retirement from HSBC’s board.

Compensation of Executive Officers

The table below shows the before-tax compensation for the last three years for William Clay Ford, Jr., who served as CEO, and the four next highest paid executive officers at the end of 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation

(a)	(b)	(c)		(d)		(e)

						Other
						Annual
Name and Principal						Compensation
Position	Year	Salary($)		Bonus($)		($)(1)

William Clay Ford, Jr.(6)	2002		(7)	0		219,953
Chairman and CEO	2001		(7)	0		152,877
	2000	—		—	(8)	211,738

Nicholas V. Scheele (9)	2002	1,000,000		0		216,663
President and Chief	2001	612,000		0		250,382
Operating Officer	2000	427,667		850,000		147,914

Carl E. Reichardt (10)	2002		(11)	0		474,264
Vice Chairman	2001		(11)	0		127,417
	2000	—		—		115,540

James J. Padilla (12)	2002	730,417		0		91,748
Executive Vice	2001	527,500		0		237,877
President — Ford North America	2000	471,667		1,100,000		237,982

John M. Rintamaki (13)	2002	800,000		0		86,601
Chief of Staff	2001	558,750		0		137,003
	2000	426,667		1,400,000		57,641

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Awards		Payouts

(a)	(f)	(g)	(h)	(i)
		Securities
	Restricted	Underlying
	Stock	Options/	LTIP	All Other
Name and Principal	Award(s)	SARs	Payouts	Compensation
Position	($)(2)	(#)(3)	($)(4)	($)(5)

William Clay Ford, Jr.(6)	0	4,408,247	0	0
Chairman and CEO	1,251,346	48,543	0	0
	4,877,701	—	0	0

Nicholas V. Scheele (9)	999,714	1,375,000	0	0
President and Chief	0	45,000	0	36,718
Operating Officer	0	39,893	249,138	25,654

Carl E. Reichardt (10)	6,806,054	0	0	0
Vice Chairman	151,404	0	0	0
	0	0	0	0

James J. Padilla (12)	714,790	150,000	0	0
Executive Vice	0	70,000	0	31,647
President — Ford North America	0	72,536	1,099,289	28,294

John M. Rintamaki (13)	799,757	175,000	0	0
Chief of Staff	0	120,000	0	33,521
	0	90,670	65,919	25,599

Notes

(1)Amounts shown include the value of Dividend Equivalents paid to the following Named Executives under the Long-Term Incentive Plan in 2002 as follows:

Named Executive	Market Value

Nicholas V. Scheele	$75,178
James J. Padilla	$82,992
John M. Rintamaki	$79,220

Also, amounts shown include certain tax reimbursements and, for Mr. Ford, Mr. Scheele and Mr. Reichardt, the aggregate incremental cost to the Company of providing various perquisites and personal benefits. For Mr. Ford, it includes $184,556, $139,475, and $188,390 for required personal use of Company aircraft in 2000, 2001 and 2002, respectively. For Mr. Scheele, it includes $58,865 and $71,165 for required personal use of Company aircraft in 2001 and 2002, respectively. For Mr. Reichardt, it includes $193,467 for personal use of Company aircraft in 2002 pursuant to the terms of his employment contract with the Company (see p. 22).

(2)Amounts shown in column (f) reflect the fair market value of common stock on the date of grant. During 2000 and 2001, Mr. Ford received restricted shares of common stock for his services as Chairman of 59,883 shares and 58,253 shares, respectively. In addition, on December 13, 2000, Mr. Ford was awarded 140,000 restricted shares of common stock under the 1998 Plan as a bonus. Restrictions on the restricted shares awarded to Mr. Ford listed above lapsed one year from the date of grant. On June 1, 2000, Mr. Ford was awarded 3,496 restricted shares under the Restricted Stock Plan for Non-Employee Directors. Restrictions on these shares expire for 20% of the shares each year following the year of grant. For the period October 30, 2001 through December 31, 2001 and for 2002, Mr. Reichardt received restricted shares of common stock for his services as Vice Chairman of 9,768 shares and 370,526 shares, respectively. Restrictions on the restricted shares awarded to Mr. Reichardt lapse one year from the date of grant.

Listed below are the total number of restricted shares of common stock owned by each of the following Named Executives as of December 31, 2002 and the total values thereof based on the market value of the Company’s common stock on December 31, 2002: William Clay Ford, Jr., 2,097 shares ($19,502); Nicholas V. Scheele, 56,641 shares ($526,761); Carl E. Reichardt, 432,669 shares ($4,023,822); James J. Padilla, 40,498 shares ($376,631); and John M. Rintamaki, 45,312 shares ($421,402). Holders of restricted shares of common stock receive the same cash dividends as other shareholders owning common stock.

(3)In general, under the 1998 Plan, stock appreciation rights may be granted along with the grant of options to executive officers. Exercise of a stock appreciation right cancels the related stock option, and vice versa.

(4)These amounts represent Final Awards under the Long-Term Incentive Plans for the performance period ending in 2000. The Final Awards for the performance period ending in 2000 were in unrestricted common stock. Final Awards are based on the attainment of performance goals and on individual performance. No Final Awards were made in 2002 or 2003 for the 1999-2001 and 2000-2002 performance periods, respectively.

(5)These amounts are (a) matching contributions by Ford under the Savings and Stock Investment Plan (“SSIP”) and (b) the values of certain credits provided to the Named Executives under the Benefit Equalization Plan (“BEP”). Under the BEP, Ford provides benefits substantially equal to benefits that could not be provided under the SSIP because of limitations under the Internal Revenue Code. For 2002, the Company suspended SSIP matching contributions and related BEP credits.

(6)From 2000 until October 30, 2001, Mr. Ford’s compensation was for his services as a director and Chairman of the Board. From October 30 for the remainder of 2001 and for 2002, Mr. Ford’s compensation was for his services as Chairman and CEO. In addition, he was granted 4,000,000 stock options in 2002 in lieu of other long-term incentive awards.

(7)Mr. Ford’s salary of $250,000 from October 30, 2001 until December 31, 2001 and his salary of $1,500,000 for 2002 for his services as CEO were paid in the form of 48,543 stock options and 408,247 stock options, respectively (see column (g) above and the Options/ SAR Grants in Last Fiscal Year Table and footnote 3 thereto, pp. 32-33).

(8)Mr. Ford’s bonus in 2000 for his services as Chairman was paid in the form of restricted stock and is included in the data shown in column (f) (see footnote 2 above).

(9)Mr. Scheele’s compensation from January 1, 2000 to August 1, 2001 was for his services as Vice President (Chairman — Ford of Europe). From August 1, 2001 to October 30, 2001, Mr. Scheele’s compensation was for his services as Group Vice President — Ford North America. For the remainder of 2001 and for 2002, his compensation was for services as President and Chief Operating Officer of Ford.

(10)For 2000 and until October 30, 2001, Mr. Reichardt’s compensation was for his services as a non-employee director of the Company. From October 30, 2001 for the remainder of 2001 and for 2002, Mr. Reichardt’s compensation was for his services as Vice Chairman of the Company.

(11)Mr. Reichardt’s salary of $150,000 from October 30, 2001 until December 31, 2001 and his salary of $900,000 for 2002 for his services as Vice Chairman were paid in the form of 9,768 shares of restricted stock and 74,756 shares of restricted stock, respectively (see column (f) and footnote 2 above).

(12)Mr. Padilla’s compensation for 2000 until August 1, 2001 was for his services as Group Vice President, Global Manufacturing. From August 1, 2001 until October 30, 2001, Mr. Padilla’s compensation was for his services as Group Vice President, Global Manufacturing and Quality. From October 30, 2001 until November 30, 2002, Mr. Padilla’s compensation was for his services as Group Vice President, North America. For the remainder of 2002, Mr. Padilla’s compensation was for his services as Executive Vice President, Ford North America.

(13)Mr. Rintamaki’s compensation for January 1, 2000 until October 1, 2000 was for his services as Group Vice President, General Counsel, Chief of Staff and Secretary. From October 1, 2000 until November 7, 2001, his compensation was for his services as Group Vice President, Chief of Staff and Secretary. From November 7, 2001 through 2002, his compensation was for his services as Chief of Staff and Secretary of the Company.

Stock Options

The 1998 Plan allows grants of stock options and other rights relating to common stock. In general, whether exercising stock options is profitable depends on the relationship between the common stock’s market price and the options’ exercise price, as well as on the grantee’s investment decisions. Options that are “in the money” on a given date can become “out of the money” if prices change on the stock market. For these reasons, we believe that placing a current value on outstanding options is highly speculative and may not represent the true benefit, if any, that may be realized by the grantee.

The following two tables give more information on stock options.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR(1)

					Grant Date
	Individual Grants				Value

(a)	(b)	(c)	(d)	(e)	(f)
		% of Total
	Number of	Options/SARs
	Securities	Granted to	Exercise
	Underlying	Employees	or Base		Grant Date
	Options/SARs	in Fiscal	Price	Expiration	Present
Name	Granted(#)	Year	($/Sh)	Date	Value $(2)

William Clay Ford, Jr. (3)	4,000,000	7.90%	15.13	1/30/2012	20,120,000

	66,845	0.13%	16.42	3/27/2012	375,000

	67,446	0.13%	16.12	6/27/2012	375,000

	140,978	0.28%	9.68	9/29/2012	375,001

	132,978	0.26%	9.44	12/30/2012	374,998

Nicholas V. Scheele	1,375,000	2.72%	16.91	3/14/2012	8,167,500

Carl E. Reichardt	0	0.00%	—	—	—

James J. Padilla	150,000	0.30%	16.91	3/14/2012	891,000

John M. Rintamaki	175,000	0.35%	16.91	3/14/2012	1,039,500

Notes

(1)The exercise price of the stock options is the average of the high and low selling prices of our common stock on the New York Stock Exchange on the grant date.

In general, 33% of a stock option grant can be exercised one year after the grant date, 66% after two years, and 100% after three years. Any unexercised options expire after ten years.

If a grantee retires, becomes disabled, or dies, his or her options continue to be exercisable up to the normal expiration date. In most other instances of employment termination, all options generally end upon termination of employment or are exercisable for a specified period.

Options are subject to certain conditions, including not engaging in competitive activity. Options generally cannot be transferred except through inheritance.

In general, each grantee agrees to remain a Ford employee for at least one year from the date of the option grant.

(2)These values were determined using the Black-Scholes option pricing methodology at the time of grant. No adjustments were made for non-transferability of the options. The following assumptions were used in the calculations:

	January 31	March 15	March 28	June 28	September 30	December 31

Common stock price volatility:	38.55%	38.75%	38.77%	38.97%	41.06%	46.44%
Risk-free rate of return:	5.04%	5.28%	4.91%	5.16%	4.26%	4.05%
Annualized dividend yield:	2.64%	2.37%	2.44%	2.48%	4.02%	4.24%

We use a ten-year assumption for valuing option grants for Named Executives in order to present the highest estimate of what the grants could be worth for the executive. The ultimate value of the options, if any, will depend on the future value of the common stock and the grantee’s investment decisions, neither of which can be accurately predicted.

(3)Mr. Ford’s salary of $250,000 as Chief Executive Officer from October 30 until December 31, 2001 was paid in the form of 48,543 stock options granted in January 2002, which was reported in last year’s proxy and has not been reflected in the chart above. The January 31, 2002 option grant was part of the annual stock option grant process and in lieu of Mr. Ford receiving other long-term incentive compensation (see “Compensation Committee Report — CEO Compensation — Long-Term Compensation” on p. 28).

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/ SAR VALUES

(a)	(b)	(c)	(d)		(e)
			Number of Securities
			Underlying Unexercised		Value
			Options/		of Unexercised
			SARs at FY-End		In-the-Money Options/
			(#)		SARs at FY-End($)(1)

	Shares Acquired	Value Realized	Exercisable/		Exercisable/
Name	on Exercise(#)	($)	Unexercisable		Unexercisable

William Clay Ford, Jr.	—	—	0	/	0	/
			4,456,790		0

Nicholas V. Scheele	—	—	135,809	/	0	/
			1,418,715		0

Carl E. Reichardt	—	—	0	/	0	/
			0		0

James J. Padilla	—	—	161,640	/	0	/
			221,564		0

John M. Rintamaki	—	—	251,851	/	0	/
			286,228		0

Notes

(1)These year-end values represent the difference between the fair market value of common stock subject to options (based on the stock’s closing price on the New York Stock Exchange on December 31, 2002) and the exercise prices of the options. “In-the-money” means that the fair market value of the common stock is greater than the option’s exercise price on the valuation date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans, including the Long-Term Incentive Plans. You are being asked to approve the terms of the 1998 Plan (see Proposal 4, pp. 42-50).

					Number of Securities
					Remaining Available for
	Number of Securities to be				Future Issuance Under
	Issued Upon Exercise of		Weighted-Average Exercise		Equity Compensation
	Outstanding		Price of Outstanding Options,		Plans (Excluding
	Options, Warrants and		Warrants		Securities Reflected in
Plan Category	Rights		and Rights($)		Column (a))

	(a)		(b)		(c)(1)

Equity compensation plans approved by security holders	219,512,596	(2)	20.85	(3)	81,404,898

Equity compensation plans not approved by security holders	0	(4)	0	(4)	0

Total	219,512,596		20.85		81,404,898

(1)The number of securities remaining available for future issuance under the 1998 Plan is based on a formula. The 1998 Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, Performance Stock Rights and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 1998 Plan. As of December 31, 2002, the total number of issued shares of common stock was 1,836,949,484 shares and 2% of such number is 36,738,989. 3% of such number is 55,108,484. Additionally, any unused portion of the 2% Limit for any year may be carried forward and used in later years. For 2003, 26,119,754 shares are available for use as carry over from the unused portion of the 2% Limit from prior years, including the unexercised or undistributed portion of any terminated, expired or forfeited Plan Awards. The Company cannot grant additional awards under the 1990 Long-Term Incentive Plan.

The total shares available for issuance include the following:

(i)	81,228,238 shares under the 1998 Plan; and

(ii)	176,660 shares under the Restricted Stock Plan for Non-Employee Directors.

Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents.

Pursuant to contracts with employees and consultants, certain individuals are paid in the aggregate $350,000 per quarter in restricted stock under the 1998 Plan. It is not possible to determine the number of these shares to be issued since it depends on the fair market value of common stock at the time of issuance.

(2)This number includes the following:

(i)	Long-Term Incentive Plans
212,740,102 shares subject to options;
208,194 shares covered by Restricted Stock Equivalents; and
6,165,609 shares representing the maximum number of shares that may be issued pursuant to Performance Stock Rights, assuming the maximum payout level is achieved;

(ii)	Restricted Stock Plan for Non-Employee Directors 7,769 shares covered by Restricted Stock Equivalents; and

(iii)	Deferred Compensation Plan 390,922 shares, which is the approximate number of shares to be issued.

Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.

(3)This is the weighted-average exercise price of 212,740,102 options outstanding under the Long-Term Incentive Plans.

(4)As a result of the merger of The Hertz Corporation into Ford FSG II, Inc., an indirect wholly-owned subsidiary of Ford, 2,814,448 outstanding Ford options resulted from a conversion of Hertz options to Ford options that are governed by the terms of the Hertz Long-Term Equity Compensation Plan (the “Hertz Plan”). The weighted-average exercise price of these options is $36.89. The former Hertz shareholders approved the Hertz Plan. No future awards may be granted under the Hertz Plan.

Performance Stock Rights

Under the 1998 Plan, eligible employees may receive nontransferable Performance Stock Rights. A Performance Stock Right is the right to receive, after a specified performance period, a Final Award of up to a certain number of shares of common stock. The number of shares depends on whether the Performance Stock Right’s performance goals are achieved and, for employees who are not Named Executives, on the employee’s individual performance.

The following table shows information on 2002 grants of Performance Stock Rights to the Named Executives listed below.

LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR(1)

Estimated Future Payouts
under Non-Stock Price-Based Plans(2)

(a)	(b)	(c)	(d)	(e)	(f)
Performance
	Number of	or Other
	Shares, Units	Period Until
	or Other	Maturation	Threshold	Target	Maximum
Name	Rights(#)	or Payout	(#)	(#)	(#)

William Clay Ford, Jr.	0 PSRs	2002-04	—	—	—

Nicholas V. Scheele	150,000 PSRs	2002-04	75,000	150,000	225,000

Carl E. Reichardt	0 PSRs	2002-04	—	—	—

James J. Padilla	28,000 PSRs	2002-04	14,000	28,000	42,000

John M. Rintamaki	70,000 PSRs	2002-04	35,000	70,000	105,000

Notes

(1)These entries represent the number of shares specified in Performance Stock Rights granted in 2002.

(2)The threshold amount for these Performance Stock Rights is 50% of the targeted payout and, if actual Company performance falls below a certain level, no payments are made. The target amount is earned if Company performance reaches a certain level. The maximum amount that can be earned is 150% of the targeted amount.

Performance Stock Rights

The Compensation Committee decides the number of shares to be included in a Final Award by determining how completely certain performance goals were achieved. Usually, Performance Stock Rights are granted each year. The performance period is ordinarily three years. For 2002, performance goals for the Performance Stock Rights reported in column (b) of the table cover the 2002-2004 period and include essentially the same performance measure for each of the Named Executives. The performance goals and the mechanics of receiving a Final Award are more fully discussed on p. 27.

Dividend Equivalents paid in 2002 to the Named Executives in cash are reported in column (e) of the Summary Compensation Table on p. 29. Final Awards of common stock made to the Named Executives for the 1998-2000 performance period are reported in column (h) of the Summary Compensation Table. No Final Awards were made for the 1999-2001 or the 2000-2002 performance periods.

The amount ultimately realized for a Final Award will depend on the value of the common stock when the award is made, or if restricted, when the restrictions lapse and on the “earning out conditions.” Under these conditions, if an employee quits, retires without Company approval, is released in Ford’s best interest, is discharged, or engages in competitive activity after termination, all of the employee’s undistributed Final Awards, as well as outstanding Performance Stock Rights, will be forfeited and canceled unless a waiver is granted by the Committee. Further, all of the employee’s rights under any award will be forfeited if the Committee determines that the employee acted in a manner that is unfavorable to Ford’s best interests. After any restriction period ends, however, shares of common stock representing a Final Award are distributed to the employee free of restrictions and conditions.

Stock Performance Graphs

SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our common stock against Standard & Poor’s 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. Ford chose the other principal U.S. auto manufacturer — General Motors — as its peer issuer for the graph. We think this approach is more informative since a relevant line of business index would merely combine the U.S. automakers. In addition to the five-year graph, we are providing a similar performance graph covering a ten-year period. Both graphs assume an initial investment of $100, quarterly reinvestment of dividends and, in the case of Ford common stock, an adjustment to reflect the impact of the spin-off of Ford’s interests in Associates First Capital Corporation on April 7, 1998 and Visteon Corporation on June 28, 2000, as well as the Company’s recapitalization and merger, also known as the Value Enhancement Plan, on August 2, 2000.

COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

FORD, GENERAL MOTORS AND S&P 500 STOCK INDEX

	BASE	1998	1999	2000	2001	2002

FORD	100	185	173	144	101	62

GENERAL MOTORS	100	121	153	110	109	86

S&P 500	100	129	156	141	125	97

COMPARISON OF TEN-YEAR CUMULATIVE SHAREHOLDER RETURN

FORD, GENERAL MOTORS AND S&P 500 STOCK INDEX

	BASE	1993	1994	1995	1996

FORD	100	155	138	149	175

GENERAL MOTORS	100	173	135	174	189

S&P 500	100	110	112	153	189

[Additional columns below]

[Continued from above table, first column(s) repeated]

	1997	1998	1999	2000	2001	2002

FORD	275	507	476	397	279	170

GENERAL MOTORS	225	273	344	248	246	194

S&P 500	252	324	392	356	314	244

Retirement Plans

Ford’s General Retirement Plan (“GRP”) provides a benefit for each year of noncontributory participation by employees in the United States, and added benefits for those who make contributions. Ford also has two other retirement plans for employees in the United States: the Supplemental Executive Retirement Plan (“SERP”) and the Benefit Equalization Plan (“BEP”). Under the SERP, certain executives may receive (1) an additional monthly benefit after retirement based on years of credited service and final average base salary, and (2) annuities based on Company earnings, the executive’s performance, and other factors. In addition, for retirements effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include subsidiary service, the SERP provides an additional monthly benefit to equalize the total retirement benefits payable from the Company’s retirement plans to an amount that would have been payable under the GRP and BEP if the executive’s subsidiary service had been recognized as contributory service under those plans. Under the BEP, eligible employees receive benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Internal Revenue Code limitations. Each of the Named Executives is eligible for benefits under the GRP, SERP and BEP, except for Carl E. Reichardt who is not eligible under the SERP.

The following table shows the annual retirement benefits that would be payable at normal retirement (age 65 or later) on January 1, 2003. Benefits are shown for various rates of final average base salary and assume that employee contributions were made for the indicated periods. Employees contribute at the rate of 1  1/2% of base salary up to the applicable limits of the Internal Revenue Service — $200,000 in 2002. The table shows total annual amounts payable under the GRP, SERP and BEP, including amounts relating to employee contributions.

ANNUAL CONTRIBUTORY PENSIONS

Years of Service
Final
Average
Base Salary	20 Years	25 Years	30 Years	35 Years	40 Years

$200,000	$82,900	$103,700	$124,100	$145,000	$164,200

400,000	194,300	243,200	290,900	339,800	384,800

600,000	305,800	382,700	457,600	534,600	605,400

800,000	425,200	532,200	636,400	743,400	842,000

1,000,000	532,700	666,700	797,200	931,300	1,054,600

1,200,000	640,100	801,200	958,000	1,119,100	1,267,200

1,400,000	747,500	935,700	1,118,800	1,307,000	1,479,800

1,600,000	855,000	1,070,200	1,279,500	1,494,700	1,692,400

1,800,000	962,400	1,204,700	1,440,300	1,682,600	1,905,000

2,000,000	1,069,900	1,339,200	1,601,100	1,870,400	2,117,600

GRP and BEP benefits are computed by averaging the employee’s highest five consecutive annual base salaries in the ten years immediately before retirement. SERP benefits generally are computed by averaging the employee’s final five year-end annual base salaries immediately before retirement.

In 2002, the Board of Directors amended the BEP to provide that William Clay Ford, Jr. and Carl E. Reichardt, who are eligible to participate in the GRP only on a non-contributory basis because they do not receive a cash salary, accrue an equalization benefit under the BEP. The equalization benefit provides, in combination with the GRP non-contributory benefit, an amount equal to the amount Mr. Ford and Mr. Reichardt would have received under the GRP using the notional base annual salary and assuming that Mr. Ford and Mr. Reichardt would have been contributing members.

As of December 31, 2002, the credited years of service for each of the following Named Executives were as follows: William Clay Ford, Jr., 16 years; Nicholas V. Scheele, 36 years; Carl E. Reichardt, 1 year; James J. Padilla, 34 years; and John M. Rintamaki, 29 years.

The GRP and BEP benefits are computed as a joint-and-survivor annuity. The SERP benefit is computed as a straight-life annuity. Benefits payable under the plans are not reduced for Social Security or other offsets.

In addition to the GRP and BEP, Ford maintains a voluntary retirement program for select U.S. management employees called the Select Retirement Plan (“SRP”). The SRP adds three years of age and contributory service to the employee for retirement benefits purposes, with a 15% floor on the increase of the employee’s monthly benefits under any applicable retirement plans. The SRP generally calculates the five-year final average salary by using final salary for three of the five years. To participate in the SRP, an employee must be selected by management and generally must be at least age 52 and have ten or more years of service. Certain eligible executives who separate from employment after age 55 (age 52 if retiring under SRP) and prior to age 65 are entitled to monthly benefits under the Company’s Executive Separation Allowance Plan from the date of separation to age 65. The amount of the benefit is a percentage of monthly salary based on age and service (including SRP age and service credits) equal to 1% per year of service (but not less than 15%) plus  1/2% for each month that age at separation exceeds 55.

Proposals Requiring Your Vote

In addition to voting for directors, the following six proposals may be voted on at the meeting. Ford will present Proposals 2, 3 and 4 and we expect the remaining three to be presented by shareholders. In accordance with SEC rules, the text of each of the shareholder proposals is printed exactly as it was submitted.

A majority of the votes that could be cast by shareholders who are either present in person or represented by proxy at the meeting is required to approve each proposal. The votes will be computed for each share as described on pp. 1-2.

When providing your proxy, whether by telephone, the Internet, or by mail, you will be able to designate whether your shares are voted to approve, disapprove, or abstain from each of the proposals. Instructions for voting for directors can be found on p. 3.

PROPOSAL 2

Selection of Independent Public Accountants

The Audit Committee of the Board of Directors selects and hires independent public accountants to audit Ford’s books of account and other corporate records. The Audit Committee’s selection for 2003 must be approved by you.

The Audit Committee selected PricewaterhouseCoopers LLP to audit Ford’s books of account and other corporate records for 2003. PricewaterhouseCoopers LLP is well qualified to audit Ford’s books of account and other corporate records. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and answer questions.

Amounts paid by the Company to PricewaterhouseCoopers LLP for audit and non-audit services rendered in 2002 are disclosed in the Audit Committee Report (see pp. 15-16).

Ford management will present the following resolution to the meeting:

“RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as independent public accountants to audit the books of account and other corporate records of the Company for 2003 is ratified.”

The Board of Directors recommends a Vote “for” Proposal 2.

PROPOSAL 3

Approval of Terms of Annual Incentive Compensation Plan

We seek your approval of the terms of the Company’s Annual Incentive Compensation Plan. The Company adopted the Plan in 1998. At the 1998 Annual Meeting of Shareholders, you approved the terms under which annual incentive awards could be granted to Named Executives under the Plan. Your approval of the key terms of the Plan permits the Company to deduct, for federal income tax purposes, certain compensation over $1 million paid to certain Named Executives under the Plan. The terms of the goals for the awards must be re-approved by you every five years in order to permit the Company to continue to deduct for tax purposes annual incentive awards paid to Named Executives under the Plan. As a result, we are asking you to re-approve the terms of the Plan, including the same terms of performance goals that you approved in 1998.

The following description is subject to the terms of the Annual Incentive Compensation Plan. The text of the Plan is shown in Appendix II.

Summary of Annual Incentive Compensation Plan

Criteria for Granting Awards

The Annual Incentive Compensation Plan provides for annual cash awards to participants based on achievement of specific performance goals relating to a specific year.

The goals for any award may be based on one or more of the Performance Criteria defined in paragraph (o) of Section 2 of the Plan (see Appendix II). For example, awards could be based on performance against quality and customer satisfaction, various financial measures, productivity, or any other factor set forth in the Plan. For 2003, the Compensation Committee determined that the criteria for awards would be based on pre-tax profits, cost performance, global market share, quality and customer satisfaction.

Eligibility

The Compensation Committee of the Board of Directors selects officers to participate in the Plan. The Annual Incentive Compensation Committee appointed by the Compensation Committee selects other salaried employees to participate. About 6,200 employees annually participate in the Plan, including about 50 officers.

Expenses

The Company and any participating subsidiaries pay the expenses of the Plan.

Awards to Participants

For awards to participants, including Named Executives, the Compensation Committee selects the performance criteria and establishes the related goals to be used to measure performance. It also establishes the formula for determining the amount of the award that is earned by each individual and identifies any minimum performance levels below which no award will be paid.

Awards may be less than or greater than 100% of the target award.

There is a limit on the amount of compensation that may be awarded to any of the Named Executives for any year under the Plan. The annual limit for any year is $10,000,000. The Compensation Committee, in its discretion, may make individual awards to Named Executives that are less than the annual limit.

Conditions

The Plan has certain conditions which must be met prior to the distribution of any award in order for a participant to receive an award following termination of employment. These conditions include continuing employment with the Company or a subsidiary or, if termination was for a reason other than death, being available to consult and supply information to the Company. In addition, the participant must refrain from competitive activity, unless the Company approves the activity. A participant also may forfeit an award, including deferred amounts, for conduct contrary to the best interests of the Company.

Amendment or Termination of Plan

The Compensation Committee may terminate or amend the Plan at any time as long as it does not adversely affect awards previously made under the Plan.

Stockholder Approval Condition

The Compensation Committee established target award amounts under the Plan for officers, including Named Executives, and the Annual Incentive Compensation Committee established target award amounts for other employees for the 2003 performance period. These awards are subject to your approval of this proposal. The amount of the awards which ultimately may be payable for 2003 cannot be determined at this time. However, no award for 2003 to any Named Executive will exceed the annual limit.

If you approve this proposal, the terms of the Plan will continue for awards to Named Executives and other employees for 2003 and future years.

If you do not approve this Proposal 3, no bonus awards will be made for 2003 and future years under the Plan. (See p. 26 for a discussion of awards under the Plan.)

Resolution

Ford management will present the following resolution to the meeting:

“RESOLVED, That the terms of the Company’s Annual Incentive Compensation Plan, as described in Proposal 3 of the Proxy Statement and shown in Appendix II thereto, are approved.”

The Board of Directors recommends a vote “for” Proposal 3.

PROPOSAL 4

Approval of Terms of 1998 Long-Term Incentive Compensation Plan

We seek your approval of the terms of the 1998 Plan. The text of the 1998 Plan is shown in Appendix III.

In 1998, the Company adopted the 1998 Plan. At the 1998 Annual Meeting of Shareholders, you approved the terms under which Performance Stock Rights (“Stock Rights”) and options could be granted to Named Executives under the 1998 Plan. At the 2002 Annual Meeting of Shareholders, you approved a change to the limit on the maximum amount of options, with or without stock appreciation rights, that could be granted to any Named Executive under the 1998 Plan. Your approval of the key terms of the Stock Rights and options permits the Company to deduct, for federal income tax purposes, certain compensation over $1 million paid to certain executives under the 1998 Plan. The Company amended the 1998 Plan, effective as of January 1, 2003, to clarify that the Committee may, prior to payment of any Plan Award (defined below) that is payable in common stock, pay the Plan Award in whole or in part in cash of equal value. The terms of the goals for Stock Rights must be re-approved by you every five years in order to permit the Company to continue to deduct for tax purposes Final Awards paid to Named Executives under the 1998 Plan. As a result, we are asking you to approve the terms of the 1998 Plan, including the same basic terms of performance goals for Stock Rights that you approved in 1998.

The Compensation Committee believes it is important that a portion of officers’ and certain other employees’ total compensation be directly tied to the Company’s long-term objectives and your interests. The Committee believes that the 1998 Plan encourages employees to remain in the employ of the Company and increases their interest in the Company’s success.

The Compensation Committee believes the Company’s best interests will be served by your approval of the 1998 Plan so that the Company may continue to grant stock options and Stock Rights to officers and other key salaried employees. In addition, it believes that its continued ability to grant Other Stock-Based Awards (defined below) is essential to provide it with flexibility to adapt the compensation of employees to new circumstances, such as changing business conditions, market fluctuations, significant developments and other matters.

The following description is subject to the provisions of the 1998 Plan.

Summary of 1998 Long-Term Incentive Plan

Under the 1998 Plan, awards of shares of common stock, options to purchase common stock and various other rights relating to common stock (collectively, “Plan Awards”) may be granted to officers and certain other salaried employees. In general, payouts under the 1998 Plan, whether in shares of stock or cash, are based on performance over the longer term. Prior to payment of any Plan Award that is payable in common stock, the Compensation Committee may decide to pay all or part of the Plan Award in cash of equal value.

Under the 1998 Plan, Plan Awards may be granted from 1998 through May 1, 2008. It is expected that grants of options and Stock Rights would be made on an annual basis.

Limit on Plan Awards

The 1998 Plan provides that the maximum number of shares of common stock that may be available for the granting of Plan Awards each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit, as adjusted under the 1998 Plan, is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 1998 Plan. The 2% Limit, as increased or adjusted under the 1998 Plan, is called the Overall Limit. As of December 31, 2002, the total number of issued shares of common stock was 1,836,949,484 shares and 2% of such number was 36,738,989 shares.

Any unused portion of the 2% Limit for any year may be carried forward and used in later years. However, any unused portion of the 2% Limit carried over from any prior year cannot be granted to any of the Named Executives in any later year. Shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award also are available for future Plan Awards. In 2002, 16,172,601 shares of common stock that were carried over from prior years were used for Plan Awards for employees other than Named Executives.

In the event of a merger, consolidation, reorganization, stock split, stock dividend or any other event affecting the Company’s common stock, the total number of shares available for Plan Awards and the number of shares covered by outstanding Plan Awards will be appropriately adjusted as determined by the Compensation Committee.

On April 1, 2003, the fair market value of common stock (based on the average of the highest price and the lowest price at which common stock was sold on the New York Stock Exchange) was $7.45 a share.

Conditions

Outstanding awards under the 1998 Plan will be forfeited if a participant terminates his or her employment and fails to consult with the Company upon request or engages in competitive activity, unless the Company approved the activity, or if it is determined that the participant engaged in conduct contrary to the best interests of the Company.

Expenses

All expenses of the 1998 Plan are paid for by the Company and its participating subsidiaries.

Amendment or Termination of Plan

The 1998 Plan provides that:

•	the Board of Directors, upon recommendation of the Compensation Committee, may terminate, amend or modify the 1998 Plan; and

•	the Committee may amend or modify the 1998 Plan, except that neither the Board nor the Committee may take certain actions specified in the 1998 Plan without shareholder approval.

Performance Stock Rights and Related Stock Awards

Eligibility

The Compensation Committee may grant Stock Rights to officers and other key salaried employees of the Company. The Committee also may delegate to a committee of Company officers the determination of the amount of individual grants for employees who are not officers of the Company, within limitations described by the Committee. We expect about 350 employees annually will be eligible to receive Stock Rights under the 1998 Plan, including about 50 officers. This reflects the Company’s commitment to tie more executive compensation with your interests as stockholders.

Terms of Stock Rights

A Stock Right is the right to receive up to the number of shares of common stock described therein, if specific business objectives are met.

The Compensation Committee determines the performance period for a Stock Right. In general, we expect grants of Stock Rights to be made annually and have a three-year performance period.

Target Award and Performance Threshold

Within 90 days of the beginning of a performance period, the Committee decides the targeted performance level at which a target award may be earned. The Committee decides the target award based on the employee’s level of responsibility and other factors. The target award, designated as a number of shares, is based on achieving 100% of the performance goals established by the Committee for the performance period. The Committee also decides any minimum performance level below which no stock award would be paid, and a maximum above which no more would be paid.

Performance Criteria

The performance goals for a Stock Right granted to a Named Executive may be based on one or more of the Performance Criteria defined in paragraph (b) of Article 4 of the 1998 Plan. (See Appendix III.) For Stock Rights covering the 2003-2005 performance period, the Compensation Committee determined that the criteria include Ford total shareholder return versus the Standard & Poor’s 500, total cost performance, global market share, quality and customer satisfaction.

Formula

The Committee also decides the formula to apply against the performance goals in deciding the percentage of the target award that is earned. This amount may not exceed 150% of the target award, as adjusted under the 1998 Plan.

Dividend Equivalents

If the Committee so determines, during the Performance Period relating to a Stock Right, the participant will receive Dividend Equivalents. (These are equal to cash dividends that the participant would have received if he or she had owned the number of shares equal to 100% of the related target award, as adjusted under the 1998 Plan.)

Maximum Amount of Stock Awards to Named Executives

The maximum number of shares of common stock that may be available as stock awards to any of the Named Executives pursuant to Stock Rights in any year under the 1998 Plan is 906,703. This limit, as adjusted under the 1998 Plan, is called the Stock Right Limit.

The Stock Right Limit exceeds the actual number of shares the Company awarded to any individual in 2001 when it last made similar stock awards under the 1998 Plan for the 1998 to 2000 performance period. (No awards were made for the 1999-2001 and 2000-2002 performance periods.) In March 2003, the largest Stock Right granted to a Named Executive covered up to 11% of the Stock Right Limit. The number of shares which ultimately may be paid out to any Named Executive pursuant to the Stock Rights granted in March 2003 cannot be determined at this time. However, it is subject to both the Stock Right Limit and the Overall Limit and cannot exceed 150% of the related target award.

In March 2003 the following Named Executives received Stock Rights for the 2003-2005 performance period covering the amount of common stock shown below.

Person	Shares		Maximum Share Amount

	(100% Target	)	(150% Target	)
Nicholas V. Scheele	100,000		150,000
James J. Padilla	75,000		112,500
John M. Rintamaki	35,000		52,500

The maximum share amount for Stock Rights granted in the first quarter of 2003 to all current officers as a group for this performance period was 1,462,500.

The maximum share amount for Stock Rights granted in the first quarter of 2003 to all employees, including officers, for this performance period was 2,587,200.

See the Long-Term Incentive Plan Awards Table on p. 35 for information on Stock Rights granted to certain Named Executives in 2002.

The Committee believes that the Stock Rights proposed for the Named Executives will provide flexibility for it to make stock awards within that limit if the Committee deems it appropriate in order to provide competitive compensation or to recognize unique individual contributions. If this proposal is approved, it is expected that the Committee generally will make individual stock awards under the 1998 Plan that are lower than the Stock Right Limit.

Distribution of Stock Award

If the Committee determines, the shares of common stock awarded after the end of the related performance period will be restricted from sale or other disposition for a period determined by the Committee.

Shares of common stock representing any Final Award generally will be distributed to the participant free of all restrictions on the earlier of (1) the expiration of any related restriction period or (2) the acceleration of distribution of the Final Award by the Committee.

Effect of Termination of Employment

If a participant terminates his or her employment prior to the end of the Performance Period relating to any Stock Right, the Stock Right generally will be canceled, except as otherwise provided in the 1998 Plan for certain types of termination. (See paragraph (e) of Article 4 of the 1998 Plan in Appendix r)

Accounting Treatment for Stock Rights

Prior to 2003, the Company recognized a contingent liability equal to the market value of the common stock on the date of grant of any Stock Right. The amount of this liability was then amortized and charged to income over the related Performance Period. Beginning January 1, 2003, Stock Rights will be accounted for under the guidelines of a Statement of Financial Accounting Standards (“SFAS”) rule, SFAS No. 123. Compensation cost for Stock Rights will be recorded at the end of the Performance Period when the number of shares to which an employee is entitled and the related market value are determinable.

Stock Options

Eligibility

The Board of Directors may grant stock options with or without related stock appreciation rights to officers and other key salaried employees. In addition, the Compensation Committee may grant options and related stock appreciation rights if authorized to do so by the Board. The Committee also may delegate to a committee of Company officers the determination of the amount of individual grants for employees who are not officers of the Company, within limitations described by the Committee.

The 1998 Plan is intended to cover a broad group of employees on a global basis. This ties a larger number of executives’ compensation with your interests as stockholders. It is anticipated that about 6,200 employees annually will be eligible to participate in the stock option program under the 1998 Plan, including about 50 officers.

Terms of Options and Stock Appreciation Rights

Options granted under the 1998 Plan will be designated at the time of grant as either “incentive stock options” (“ISOs”) qualified under the federal tax law or options which do not so qualify (“NQOs”). Under the federal tax law, if the aggregate fair market value (determined at time of grant) of stock for which ISOs first become exercisable by a participant during any calendar year exceeds $100,000, such options will be treated as NQOs. Therefore, some participants may be granted both ISOs and NQOs.

In general, the option price of common stock covered by an option granted under the 1998 Plan is the fair market value of Ford common stock on the date of grant of such option. Payment for shares purchased upon exercise of an option will be made in full at the time of exercise, either in cash or in shares of the Company’s common stock (if owned at least six months) valued at their fair market value on the date of exercise.

Options and related stock appreciation rights granted under the 1998 Plan terminate not later than ten years from the date of grant.

A stock appreciation right entitles the participant to receive from the Company that number of shares of common stock determined by dividing (i) the total number of shares covered by the related option (or portion of it) multiplied by the amount by which the fair market value of a share of common stock on the exercise date exceeds the option price by (ii) the fair market value of a share of common stock on the exercise date.

In consideration of an option grant, with or without a related stock appreciation right, each participant must agree to remain in the employ of the Company for the period of time provided in the option agreement.

Maximum Option Grant to Named Executives

There is a limit on the number of shares of common stock subject to stock options that may be granted with or without stock appreciation rights to any of the Named Executives for any year under the 1998 Plan. The limit, as adjusted under the 1998 Plan, is called the Option Limit. The Option Limit is equal to 5,000,000 shares. The Committee, in its discretion, may make individual stock option awards to Named Executives that are lower than the Option Limit.

The Option Limit exceeds the amount the Company granted to any person in any prior year (e.g., in 2002, approximately 89.1% of the Option Limit was granted to the CEO). In addition, the Option Limit exceeds the amount the Company granted to any Named Executive in the first quarter of 2003. (Thus far in 2003, the CEO was granted 84% of the Option Limit, reflecting the Company’s emphasis on options to compensate its CEO.)

The Committee believes that the Option Limit for the Named Executives provides flexibility for it to make stock option grants within that limit if the Committee deems it appropriate in order to provide competitive compensation or to recognize unique individual contributions. If this proposal is approved, it is expected that the Committee generally will make individual stock option grants under the 1998 Plan that are lower than the Option Limit.

Option Grant Data

The number of shares subject to stock options granted to any of the Named Executives in the first quarter of 2003 and the related option price are as follows:

Person	Shares Subject to Options	Option Price

William Clay Ford, Jr.
2003 Long-Term Incentive Grant	4,000,000	$9.82
2003 First Quarter Salary Grant	206,044	$7.40
Nicholas V. Scheele	500,000	$7.55
James J. Padilla	250,000	$7.55
John M. Rintamaki	150,000	$7.55

The number of shares subject to options granted in the first quarter of 2003 to all current officers is 7,471,044.

The number of shares subject to options granted in the first quarter of 2003 to all employees, including all current officers, is 31,282,844.

Most of the options already granted in 2003 were granted on March 19, 2003. These options have an option price of $7.55 per share, the average of the high and low selling prices on the New York Stock Exchange on the date of the grant. 33% of the stock option grant can be exercised one year after the grant date, 66% after two years and 100% after three years.

It is not possible to predict the benefits or amount that will be granted to particular individuals or groups of employees in 2003.

See the Option/ SAR Grants Table on p. 32 for information on grants to Named Executives in 2002.

Effect of Termination of Employment

If, prior to the date that any option or stock appreciation right first becomes exercisable, a participant’s employment terminates for any reason, all rights thereunder generally will cease, except as otherwise provided in the 1998 Plan for certain types of termination. (See paragraph (f) of Article 5 of the 1998 Plan in Appendix III.)

Accounting Treatment for Options and Stock Appreciation Rights

The Company has elected to expense the fair market value of options and stock appreciation rights, using the Black-Scholes option-pricing model, in its financial statements under guidelines of SFAS No. 123. Accounting for options and stock appreciation rights under this method results in an income effect with respect to all unvested employee awards as of January 1, 2003, and all new awards granted to employees after January 1, 2003. The amount of compensation cost attributable to options and stock appreciation rights in the first quarter of 2003 was $39,564,116.

Federal Tax Consequences for Options and Stock Appreciation Rights

The grant of an option or stock appreciation right will not have any tax consequences for the participant or the Company under present federal tax laws. In general, upon the exercise of an NQO, the participant will realize ordinary taxable income measured by the difference between the option price and the fair market value of the stock received at the time of exercise, and the Company will be entitled to a tax deduction in the same amount.

The participant does not incur any taxable income at the time of exercise of an ISO. If the participant holds the shares acquired upon exercise of the ISO for more than one year after exercise, the difference between the option price and the amount realized upon disposition of the shares is treated as long-term capital gain or loss by the participant and the Company is not allowed a tax deduction. The excess of the fair market value of the shares received at the time of exercise of an ISO over the option price will be an “item of tax preference” which may result in the “alternative minimum tax” being imposed on the participant under the federal tax law.

Upon the exercise of a stock appreciation right, generally the participant will realize ordinary taxable income measured by the fair market value of the stock or the amount of cash received at the time of exercise. The Company will be entitled to a tax deduction in the same amount.

Other Stock-Based Awards

The Plan permits the Committee to grant awards of common stock and other awards that are valued or determined in whole or part by reference to, or are otherwise based on common stock (“Other Stock-Based Awards”). Other Stock-Based Awards generally may be granted either alone, in addition to, in tandem with, as an alternative to or in substitution for any other kind of award granted under the 1998 Plan or under any other Company plan, including a plan of an acquired entity. The Other Stock-Based Awards may be paid in common stock or other securities of the Company, cash or any other form of property or in any combination determined by the Committee.

Examples of Other Stock-Based Awards include restricted stock, rights to purchase common stock, options containing terms or provisions differing in whole or in part from ISOs and NQOs, securities convertible into common stock, awards in the form of stock units or so-called “phantom stock,” Dividend Equivalents and deferred awards of or related to common stock.

The following Named Executives received Other-Stock Based Awards in the first quarter of 2003, in the form and amounts shown below.

				Grant Date
Person	Other Stock-Based Award		Share or Equivalent Share	Value/Share

Carl E. Reichardt
2003 Long-Term Incentive Grant	Restricted Stock	*	300,000	$7.55
2003 First Quarter Salary Grant	Restricted Stock		30,405	$7.40
James J. Padilla	Restricted Stock		100,000	$9.82

The number of shares of restricted common stock granted in the first quarter of 2003 to all current officers as a group was 881,663. The number of shares of restricted stock granted to all employees in the first quarter of 2003, including officers, was 1,369,995.

The number of Restricted Stock Equivalents** granted in the first quarter of 2003 to all current officers as a group was 5,430. The number of Restricted Stock Equivalents granted in the first quarter of 2003 to all employees, including officers, was 88,056.

The dollar amount of Dividend Equivalents payable for the first quarter of 2003 on Restricted Stock Equivalents and Stock Rights granted in 2003 to current officers as a group is $97,500.

The dollar amount of Dividend Equivalents payable for the first quarter of 2003 on Restricted Stock Equivalents and Stock Rights granted in 2003 to all employees, including officers, is $172,480.

It is not possible to predict the benefits or amount that will be granted or paid to particular individuals or groups of employees in 2003.

*	The shares are restricted from sale or other disposition for one year after the grant date.

**	These Restricted Stock Equivalents represent phantom shares of common stock. The units are restricted from sale or other disposition for one year after the grant date. When the restrictions lapse, shares of common stock will be issued.

The Committee decides the employees to whom Other Stock-Based Awards will be made, the kinds of such awards, the grant date, the number of shares of Stock or units, the consideration for the awards, and other terms and conditions of the awards, subject to the 1998 Plan. The Committee may make adjustments in award criteria during any applicable award period.

Accounting Treatment for Restricted Common Stock and Restricted Stock Equivalents

The fair market value of restricted common stock and Restricted Stock Equivalents will be expensed over the restriction period, under guidelines of SFAS No. 123.

Stockholder Approval Condition

In the first quarter of 2003, the Committee granted Plan Awards to 50 officers, including certain Named Executives. These awards are subject to approval of the 1998 Plan by you. If you approve this proposal, the terms of the 1998 Plan will continue in effect for Plan Awards to Named Executives and other employees for 2003 and future years under the 1998 Plan.

If you do not approve this proposal, the Committee will not grant Plan Awards to the Named Executives and other key employees under the Company’s 1998 Plan for 2003 and future years and any outstanding Plan Awards previously granted for 2003 will be cancelled.

Resolution

Ford management will present the following resolution to the meeting:

“RESOLVED, That the terms of the Company’s 1998 Long-Term Incentive Plan described in Proposal 4 of the Proxy Statement and shown in Appendix III thereto are approved.”

The Board of Directors recommends a vote “for” Proposal 4.

PROPOSAL 5

Disclosure of Officers’ Compensation

Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Ave., N.W., Washington, D.C. 20037, and Highlights and Lowlights, who together own 350 shares of common stock, have informed the Company that they plan to present the following proposal at the meeting:

RESOLVED: “That the shareholders recommend that the Board take the necessary steps that Ford specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $500,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.”

REASONS: “In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized.” “At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation.” “Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.”

“If you AGREE, please mark your proxy FOR this resolution.”

The Board of Directors recommends a Vote “against” Proposal 5.

We believe that this proposal would not result in any appreciable benefit to you or the Company and is, therefore, not in the best interests of you or Ford.

The Company complies with all regulatory disclosures regarding the compensation of its executives. The Compensation Committee’s Report, beginning on page 24 of this proxy statement, details Ford’s objectives in determining executive compensation and the various compensation methods used to accomplish those objectives. This proxy statement discloses in great detail the compensation of our five most highly compensated employees. Furthermore, the Company generally has not entered into employment contracts with its executives.

Ford must continue to attract and retain the best talent in its executive ranks. Competition for talented individuals is fierce. The proposal, if implemented, would provide competitors with detailed compensation information not otherwise available that they may use in seeking to recruit talented employees from us. Ford’s competitors do not make this information available and the risk associated with disclosing this information is not outweighed by any negligible benefit gained from it. Accordingly, the Board of Directors recommends a vote against this proposal.

The Board of Directors recommends a Vote “against” Proposal 5.

PROPOSAL 6

Election of Directors by Common and Class B Shareholders

Richard A. Mills, 204 Falls of Venice Circle, Venice, Florida, who is the owner of 1,822 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

WHEREAS:

Holders of common stock own 96% of all shares of Ford Stock and have 60% of the general voting power.

Holders of Class B Stock own 4% of all shares of Ford Stock and have 40% of the general voting power.

LET IT BE RESOLVED:

The Ford Board of Directors consider an amendment to Ford’s Restated Certificate of Incorporation so as to:

1.	Grant the holders of Common Stock the right to nominate and elect 60% of the directors to be elected to the Board of Directors.

2.	Grant to the holders of Class B Stock the right to nominate and elect 40% of the directors to be elected to the Board of Directors.

Supporting Statement:

This proposal will broaden the diversity of the Board of Directors and give Ford Common Stockholders, who own 96% of all Ford Stock, a far greater voice in the direction of their company. It should be noted that 100% of the current Board of Directors owns Ford Common Stock, however, in my opinion, they are beholden to Class B Stockholders and will do whatever they want them to do. I seriously doubt that any of today’s nominees for the Board of Directors or any nominees from past years were put on the ballot as a result of a nomination by an independent stockholder. In my opinion, the Board of Directors has been out to lunch for quite a few years, which is the major reason the Ford Motor Company is in deep trouble today. If you agree, please mark your proxy FOR this proposal.

The Board of Directors recommends a Vote “against” Proposal 6.

We believe that this proposal would not result in any appreciable benefit to you or the Company and is, therefore, not in the best interests of you or Ford.

The Company’s current practice of nominating and electing directors has proven successful for many years. Further, as described in the proxy statement on page 15, the Nominating and Governance Committee, which is responsible for making recommendations to the Board of Directors on the nominees for director, considers thoroughly all shareholder suggestions for nominees for director, other than self-nominations. Thus, shareholders have available to them a process for presenting proposed nominees to the Nominating and Governance Committee. Furthermore, if adopted, the proposal would take away power from common stock shareholders, rather than give them more power. As described on page 3 of this proxy statement, each director must receive a majority of the votes cast in order to be elected to the Board. As such, the common stock shareholders could elect the entire Board since they have 60% of the overall vote. The proposal would not confer any benefit on the Company or you.

The Board of Directors recommends a Vote “against” Proposal 6.

PROPOSAL 7

Independent Committee to Address Ford Family Conflicts

John Chevedden of 2215 Nelson Avenue, Number 205, Redondo Beach, California 90278, on behalf of the Ray T. Chevedden and Veronica G. Chevedden Family Trust, who own 1,748 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

Independent Committee To Prevent Ford Family Conflicts

ESTABLISH AN INDEPENDENT COMMITTEE TO PREVENT FORD FAMILY CONFLICTS OF INTEREST WITH OTHER SHAREHOLDERS

Ford shareholders request a bylaw to establish a committee of independent non-family directors to evaluate (before the fact if possible) and make recommendations regarding any question of conflict of interest between Ford family shareholders and non-family shareholders.

The standard of independence would be modeled on the standard of the Council of Institutional Investors located at www.cii.org under the Council Policies, Corporate Governance Policies: “A director is deemed independent if his or her only non-trivial professional, familial or financial connection to the corporation or its CEO is his or her directorship.”

This is the third year that this topic has been on the Ford ballot. It is believed that this topic won more than 25% approval of the regular shareholders of our company in 2002.

The initial reason for this proposal topic was the Ford Recapitalization Agreement which was submitted to shareholders at a special shareholder meeting in August 2000. Major institutional investors opposed this Ford plan.

The TIAA-CREF teachers retirement fund, and leading state retirement funds in California and New York objected to the recapitulation plan because it put regular shareholders at a disadvantage to members of the Ford family shareholders.

As a result of the Recapitalization Agreement the Ford family was allowed to control 40% of the voting power while cutting their Ford stock holdings by 28%. Ford family shares were allowed 16-votes per share compared to the one-vote per share for other shareholders.

$8 million profit for Bill Ford

An additional reason for an independent committee was the 2002 revelation that Goldman Sachs gave hot IPO shares to Bill Ford which resulted in a paper profit of $8 million. Former Enron Chairman Ken Lay and former Tyco CEO Dennis Kozlowski (who fought criminal investigation on another matter) were allowed to buy Goldman IPO shares — though fewer shares than Bill Ford. Mr. Ford’s transaction was among those labeled as “corrupt practices” by the House Financial Services Committee, USA Today, December 13, 2002. Furthermore Goldman Sachs Group President John Thornton sits on Ford’s board.

The data show how widespread the allocations were to executives of investment-banking clients, such as Mr. Ford at a time when ordinary investors were routinely denied access to IPOs. Mr. Ford has a high visibility position because he stars in a Ford multimillion-dollar TV ad campaign.

Ford shareholder Roger Berger wrote a letter to the board to demand that Mr. Ford give the company any profits realized from his purchase of the 400,000 Goldman IPO shares.

This latest development adds to the reason for an Independent Committee to prevent Ford Family conflicts.

To protect the rights of non-family shareholders, vote yes for an:

INDEPENDENT COMMITTEE TO PREVENT FORD FAMILY CONFLICTS
Yes On 7

The Board of Directors recommends a Vote “against” Proposal 7.

We oppose the proposal because it serves no useful purpose for you.

First, as a matter of corporate governance, the Board of Directors is responsible for managing the business and affairs of the Company. The Board of Directors takes action on matters that each director believes to be, in the exercise of his or her fiduciary responsibilities, in the best interest of the Company as a whole, and all of its shareholders.

Second, under Delaware law and the Company’s Restated Certificate of Incorporation, the Board of Directors has the authority to designate committees. The Board of Directors believes that designating a committee for the purpose stated in the proposal is not in the best interest of the Company or you, since any perceived conflicts between the interests of holders of Class B Stock and the common stock shareholders that are not resolved by the Company’s Restated Certificate of Incorporation can be addressed by the entire Board of Directors.

Accordingly, the proposal is unnecessary and would serve no useful purpose.

The Board of Directors recommends a Vote “against” Proposal 7.

Supplemental Information

Shareholder Resolution on Climate Change

In addition to the shareholder proposals you are being asked to vote on above, we also received a proposal from The Sisters of St. Dominic of Caldwell, New Jersey, and other shareholders, relating to greenhouse gas emissions. The shareholder proponents have summarized their proposal as follows:

“Passenger vehicles account for one-fifth of all annual U.S. greenhouse gas emissions linked to global climate change. America’s heavy reliance on petroleum products to power vehicles also affects national security, as today more than half of the oil consumed in the U.S. is imported. Cars and trucks are also the largest single source of air pollution in most urban areas. These major problems can be addressed by making available emerging improvements to the conventional internal combustion engine and vehicle designs, as well as adopting hybrid gasoline engine technology. Automakers can build a fleet of vehicles that significantly boosts fuel economy over the next 10-20 years without sacrificing safety, comfort or utility for consumers. High greenhouse gas intensity from Ford’s products undermines its ability to export to climate-conscious economies. Ford can take advantage of new opportunities in the global marketplace by moving assertively to build and sell cleaner, more efficient vehicles. Ford is investing in advanced technologies today. However, it has vigorously opposed recent federal efforts to require increased fuel economy — placing Ford’s financial future — and thus shareholder value — at grave risk. This risk is underscored by research that shows that companies with top-rated environmental records in their industry are faring significantly better financially than those with worse records.”

The resolution contained in the proposal asked the Company to issue a report on (i) estimated greenhouse gas emissions from our plants and products; (ii) ways for the Company to significantly reduce greenhouse gas emissions from our vehicles by 2012 and 2020, and (iii) an evaluation of new public policies to enable such emissions reductions.

The shareholder proponents have agreed with the Company to withdraw the proposal on the basis of commitments the Company has given to continue the dialogue with the intent of working towards a mutually agreeable response. The Company supported the principle of the resolution but disagreed with certain statements made as part of the proposal. Clarifying our respective assumptions on these issues will require more dialogue.

In addition, as noted above, the proposal requests information on product plans to reduce greenhouse gas emissions through 2012 and 2020. Uncertainties associated with technology development, fuel prices, consumer demand and other market variables make realistic and credible projections over that time period virtually impossible. We intend to continue our dialogue with the shareholder proponents and other interested parties to clarify and reach mutual agreement on the expectations of this aspect of the proposal.

We have already engaged in cooperative dialogue with the shareholder proponents and other stakeholders on the issue of climate change. We remain committed to reporting the estimated total emissions of greenhouse gases from our operations and products; to review and report on actions to reduce greenhouse gas emissions from our vehicles; and to continue to work on new policy approaches that will encourage the development of a market for technologies that lessen greenhouse gas emissions. For example, in spite of difficult economic and business conditions, Ford will launch the HEV Escape later this year and will continue to produce a sustainability report that details our environmental performance. We have undertaken to work closely with the shareholder proponents and other interest groups to find ways to meet our shared goal of responding to climate change and reducing greenhouse gas emissions proactively, affordably and in line with the interests of our shareholders.

The shareholder proponents have acknowledged Ford’s commitment to move forward in addressing climate change and reducing greenhouse gas emissions and they have stated their commitment to further engagement with the Company. They have noted that the Company’s commitment includes working on public policies that advance the market for fuel efficient vehicles, which they believe is particularly important during this time of serious financial challenges before the Company.

The shareholder proponents have also expressed their appreciation to Ford for including in the proxy statement a discussion of the proposal and the basis on which the shareholder proponents agreed to its withdrawal. The shareholder proponents have also expressed that they view this transparency to shareholders as truly outstanding and something that should be modeled in other companies.

Shareholder Proposals for 2004

Unless the Board of Directors determines otherwise, next year’s annual meeting will be held on May 13, 2004. Any shareholder proposal intended for inclusion in the proxy materials for the 2004 annual meeting must be received by the Company’s Secretary no later than December 11, 2003. Shareholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of shareholders. The Company will not include in the Notice of Annual Meeting proposals not in compliance with SEC Rule 14a-8 and, under the Company’s By-Laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

Annual Report and Other Matters

Ford’s 2002 Annual Report, including consolidated financial statements, has been mailed to you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at One American Road, Office of the Secretary, Dearborn, Michigan, for ten days prior to the meeting, and at The Ford Motor Company Conference and Event Center, 1151 Village Road, Dearborn, Michigan, on the day of the meeting.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding,” designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may telephone the Shareholder Information Office at 800-555-5259 or 313-845-8540 or write to them at One American Road, Dearborn, Michigan 48126.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

PETER J. SHERRY, JR.
Secretary

April 28, 2003

Directions to Annual Meeting Parking

The 2003 Annual Meeting of Shareholders is being held at the Ford Motor Company Conference and Event Center in Dearborn, Michigan. Parking will not be available at the Conference and Event Center. Parking designated for shareholders will be available at the Fairlane Town Center Mall. Due to the Company’s Centennial celebration, it is expected that a large number of shareholders may attend the annual meeting. Consequently, it may not be possible for all shareholders to be seated in the Conference and Event Center auditorium. If the auditorium is filled, remaining attendees will be seated in another area of the Conference and Event Center or be directed to alternative sites where they will be able to view the meeting and ask questions via audio links. Shuttle transportation to and from the Conference and Event Center or the alternative sites will be provided. Directions to the Fairlane Town Center Mall parking site are as follows:

From Southfield Freeway Going South:

• Follow Southfield Freeway south to Michigan Avenue Exit 6.

• Exit, proceeding right to Michigan Avenue west-bound.

• Stay in the right hand lane and turn right onto Evergreen Road.

• Take the first right into the Fairlane Town Center.

• Shuttle transportation directional signs will be provided when entering Fairlane Town Center.

From Southfield Freeway Going North:

• Follow Southfield Freeway north to Michigan Avenue Exit 6.

• Exit, proceeding right to Michigan Avenue west-bound.

• Stay in the right hand lane and turn right onto Evergreen Road.

• Take the first right into the Fairlane Town Center.

• Shuttle transportation directional signs will be provided when entering Fairlane Town Center.

Directions to the Fairlane Town Center Mall are from the Southfield Freeway (M-39). The Southfield Freeway can be accessed from any of I-94, I-96 or the Lodge Freeway (M-10).

Appendix I

Charter of the Audit Committee

of the Board of Directors

I. Purpose

The Audit Committee shall provide assistance to the directors of the Company in fulfilling their responsibility to the shareholders relating to corporate accounting matters, the financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee’s purpose is to:

(1) Assist the Board’s oversight of:

•	The reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices;

•	The establishment and maintenance of processes to assure compliance with all relevant laws, regulations, and Company policy, including a process for receipt of complaints and concerns regarding accounting, internal control or auditing matters;

•	The independent auditor’s qualifications and independence; and

•	The performance of the Company’s internal audit function and independent auditor.

(2) Prepare the report of the Audit Committee to be included in the Company’s annual proxy statement.

II. Structure and Operations

Composition and Qualifications

The Audit Committee shall be comprised of three or more directors as determined by the Board (upon the recommendation of the Nominating and Governance Committee), each of whom shall be an “independent” director for purposes of Audit Committee membership in accordance with the rules of the New York Stock Exchange and any other applicable legal or regulatory requirement. (See the Attachment for the definition of independence.) No director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee, and such determination is disclosed in the Company’s proxy statement.

All members of the Audit Committee shall, in the judgment of the Board, be financially literate, which at a minimum means possessing a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall, in the judgment of the Board, have accounting or related financial management expertise. The Audit Committee shall also disclose, in accordance with applicable regulatory requirements, whether any member of the Audit Committee is a “financial expert,” as defined by the Securities and Exchange Commission.

Appointment and Removal

The members of the Audit Committee shall be designated by the Board annually and shall serve until such member’s successor is duly designated or until such member’s earlier resignation or removal. Any member of the Audit Committee may be removed, with or without cause, by a majority vote of the Board. Unless a Chair is designated by the full Board, the members of the Audit Committee shall designate a Chair by majority vote of the full Audit Committee membership. The Chair will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee and, to the extent not expressly reserved to the Audit Committee by the Board or by applicable law, rule or regulation, to any other committee of directors of the Company appointed by it, which may or may not be composed of members of the Audit Committee.

III. Meetings

The Audit Committee shall ordinarily meet at least four times annually, or more frequently as circumstances dictate. Any member of the Audit Committee may call meetings of the Audit Committee. The Audit Committee shall meet periodically with each of management, the General Auditor and the independent auditor, separately, to discuss any matters that the Audit Committee or these activities believe should be discussed privately. In addition, the Audit Committee (or at minimum its Chair) should receive quarterly communications from the independent auditor and management regarding financial results, consistent with Section IV.1 below.

Any director of the Company who is not a member of the Audit Committee may attend meetings of the Audit Committee; provided, however, that any director who is not a member of the Audit Committee may not vote on any matter coming before the Audit Committee for a vote. The Audit Committee also may invite to its meetings any member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may meet in executive session, as the Audit Committee deems necessary or appropriate.

IV. Responsibilities and Duties

The following functions shall be common recurring activities of the Audit Committee in carrying out its purpose set forth in Section I of this Charter. These functions should serve as a guide with the understanding that the Audit Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.

The Audit Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern within the purpose of the Audit Committee that the Audit Committee deems appropriate or necessary and shall have the sole authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/ Reports Review

(1)	Review and discuss with management and the independent auditor the annual and quarterly financial statements prior to their filing, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditor of the matters required to be communicated by applicable Statements of Auditing Standards.

(2)	Discuss generally the Company’s philosophy and processes associated with earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

(3)	Review with the independent auditor all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

The Independent Auditor

(4)	Have the sole authority and responsibility to select (subject to shareholder ratification), evaluate, determine the compensation of and, where appropriate, replace the independent auditor. The Audit Committee shall review the performance of the independent auditor periodically and make determinations regarding the appointment or termination of the independent auditor. The independent auditor is ultimately accountable to the Audit Committee for such auditor’s review of the financial statements and controls of the Company. On an annual basis, the Audit Committee will review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor’s independence.

(5)	At least annually, obtain and review a report by the independent auditor describing: the independent auditing firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

(6)	Oversee the independence of the auditor by:

•	Receiving from the independent auditor, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standards and with all applicable laws, rules and regulations.

•	Reviewing, and actively discussing with the Board, if necessary, and the independent auditor, on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the auditor and to pre-approve any non-audit engagement between the Company and the independent auditor consistent with regulatory requirements and disclose any such engagements in the periodic reports of the Company.

•	Developing clear hiring policies for employees or former employees of the independent auditor.

•	Recommending, if necessary, that the Board take certain action to satisfy itself of the auditor’s independence.

•	Ensuring that the lead audit partner, the concurring review partner, the client service partner and other partners directly involved in the performance of the audit, of the independent auditor are rotated at least every five years.

Financial Reporting Process

(7)	In consultation with the independent auditor and the internal auditor, review the integrity of the financial reporting processes, both internal and external.

(8)	Review, with the Company’s Disclosure Committee: (i) the Company’s disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of internal controls of the Company which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (iii) any fraud, material or otherwise, that involves management or other employees who have a significant role in the Company’s internal controls.

(9)	Consider and approve, if appropriate, major changes to auditing and accounting principles and practices as suggested by the independent auditor, management, or the General Auditor’s Office.

(10)	Establish regular systems for review with the Audit Committee by finance management, the independent auditor and the General Auditor’s Office reports regarding any significant judgments made, or significant disagreements, in management’s preparation of the financial statements. As a part thereof, the Audit Committee shall review any problems or difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information and management’s response.

Ethical and Legal Compliance/ General

(11)	Review, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.

(12)	Establish procedures for the receipt, retention and treatment of complaints and concerns (including a procedure for submitting such complaints and concerns on a confidential and anonymous basis) received by the Company regarding accounting, internal accounting controls, or auditing or related matters.

(13)	Ensure management has a proper review system in place to ensure that financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

(14)	Review activities, organization structure, and qualifications of the General Auditor’s Office and participate in the selection and evaluation of the General Auditor.

(15)	Review, at least annually, policies with respect to risk assessment and risk management.

(16)	Establish a code of ethics for the senior financial personnel of the Company in accordance with applicable law, rules and regulations.

(17)	Perform any other activities consistent with this Charter, the By-Laws of the Company, New York Stock Exchange rules and any other applicable law, rules or regulations as the Audit Committee or the Board deems necessary or appropriate.

Reports

(18)	Report regularly to the Board (i) following meetings of the Audit Committee, (ii) with respect to such other matters as are relevant to the Audit Committee’s discharge of its responsibilities, (iii) with respect to such recommendations as the Audit Committee may deem appropriate, and (iv) the Audit Committee’s conclusions with respect to the independent auditor. The report to the Board may take the form of an oral report by the Chair or any other member of the Audit Committee designated by the Audit Committee to make such report.

(19)	Prepare and publish an annual report of the Audit Committee to be included in the Company’s Proxy Statement.

(20)	Maintain minutes and other records of meetings and activities of the Audit Committee, as appropriate under Delaware law.

V. Annual Performance Evaluation

The Audit Committee shall perform a review and evaluation, at least annually, of the performance of the Audit Committee and its members, including a review of adherence of the Audit Committee to this Charter. In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Nominating and Governance Committee any improvements to this Charter that the Audit Committee considers necessary or appropriate. The Audit Committee shall conduct such evaluation and reviews in such manner as it deems appropriate.

Attachment

Independence For Audit Committee Members

Independence

The Audit Committee is required to consist of at least three directors, each of whom must be independent. An independent director is a director whom the Board has determined has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and otherwise meets the requirements for “independence” under the rules of the New York Stock Exchange and any other applicable legal or regulatory requirement. Set forth below are current criteria affecting Audit Committee membership:

•	Employees of the Company or its affiliates* may not serve on the Audit Committee until five years following the termination of employment.

•	A director who is, or in the past five years has been, affiliated with or employed by a present or former auditor of the Company (or of an affiliate) may not serve on the Audit Committee until five years following the end of either the affiliation or the auditing relationship.

•	The only compensation a director may receive from the Company are the fees and compensation received for serving on the Board and Committees of the Board, which may be received in cash, stock options or other in-kind consideration ordinarily available to Company directors, as well as other regular benefits other Company directors receive. Neither a director, nor the firm with which a director is associated, may receive any compensation for providing consulting, legal or financial advisory services, regardless of who within the firm provides the service.

•	A director who is employed as an executive of another corporation where any of the Company’s executives serve on that corporation’s compensation committee may not serve on the Audit Committee.

•	A director who is an immediate family member** of any individual who falls within the preceding categories cannot serve on the Audit Committee until five years following the termination of such relationship.

*	Affiliate includes a subsidiary, sibling company, predecessor, parent company, or former parent company.

**	Immediate family includes a person’s spouse, parents, children, siblings, parents-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than the employee) who shares such person’s home.

Appendix II

Ford Motor Company Annual Incentive Compensation Plan

1. Purpose. This Plan, which shall be known as the “Ford Motor Company Annual Incentive Compensation Plan” and is hereinafter referred to as the “Plan”, is intended to provide annual incentive compensation to Plan participants based on the achievement of established performance objectives.

2. Definitions. As used in the Plan, the following terms shall have the following meanings, respectively:

(a) The term “Affiliate” shall mean, as applied with respect to any person or legal entity specified, a person or legal entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or legal entity specified.

(b) The term “Annual Incentive Compensation Committee” shall mean the committee comprised of two or more officers of the Company designated members of such Committee by the Compensation and Option Committee.

(c) The term “Award” shall mean the cash compensation awarded under the Plan with respect to a Performance Period to a participant eligible under Section 5(b).

(d) The term “Committee” shall mean, unless the context otherwise requires:

(i) The Compensation and Option Committee for all matters affecting any Section 16 Person.

(ii) The Annual Incentive Compensation Committee for all matters affecting employees other than Section 16 Persons.

(e) The term “Company” or “Ford” generally shall mean Ford Motor Company. When used in the Plan with respect to employment, the term “Company” shall include subsidiaries of the Company.

(f) The term “Compensation and Option Committee” shall mean the Compensation and Option Committee of the Board of Directors of the Company.

(g) The term “Covered Employee” shall mean a Key Employee who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(h) The term “DC Plan” shall mean the Company’s Deferred Compensation Plan, as amended.

(i) The term “Employee” shall mean any person who is regularly employed by the Company or one of its Subsidiaries at a salary (as distinguished from a pension, retirement allowance, severance pay, retainer, commission, fee under a contract or other arrangement, or hourly, piecework or other wage) and is enrolled on the active employment rolls of the Company or a Subsidiary in Leadership Level 1-5 or the equivalent, including, but without limitation, any employee who also is an officer or director of the Company or one of its Subsidiaries.

(j) The term “Exceptional Contribution Fund” shall mean, with respect to Awards for a Performance Period, the dollar amount designated by the Compensation and Option Committee pursuant to Section 13 for purposes of increasing the amount of Awards to be made to participants who are not Covered Employees based on exceptional individual, unit, group or Company performance.

(k) The term “Key Employee” shall mean an Employee of the Company determined by the Committee to be a Key Employee for purposes of the Plan.

(l) The term “Maximum Award Pool” shall mean the maximum aggregate amount of all Awards which may be made to participants for a Performance Period determined by the Compensation and Option Committee pursuant to Section 12.

(m) The term “Maximum Individual Award” shall mean the maximum amount of an Award to a Covered Employee for a Performance Period, as set forth in Section 10.

(n) The term “participant” shall mean a Key Employee selected by the Committee to participate in the Plan for a Performance Period.

(o) The term “Performance Criteria” shall mean, with respect to any Award for a Performance Period that may be made to a participant who is a Covered Employee, one or more of the following objective business criteria established by the Compensation and Option Committee with respect to the Company and/or any Subsidiary, division, business unit or component thereof upon which the Performance Goals for a Performance Period are based: asset charge, asset turnover, automotive return on sales, capacity utilization, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value added, environmental health and safety, facilities and tooling spending, hours per vehicle, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, order to delivery time, plant capacity, process time, profits before tax, quality/customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, sales margin, sales volume, total shareholder return, vehicles per employee, warranty performance to budget, variable margin and working capital. The term “Performance Criteria” shall mean, with respect to any Award that may be made to a participant who is not a Covered Employee, one or more of the business criteria applicable to Covered Employees for the Performance Period and any other criteria based on individual, business unit, group or Company performance selected by the Compensation and Option Committee.

(p) The term “Performance Goals” shall mean the one or more goals established by the Compensation and Option Committee based on one or more Performance Criteria pursuant to Section 7 for the purpose of measuring performance in determining the amount, if any, of an Award for a Performance Period.

(q) The term “Performance Formula” shall mean, with respect to a Performance Period, the one or more objective formulas established by the Compensation and Option Committee pursuant to Section 7 and applied against the Performance Goals in determining whether and the extent to which Awards have been earned for the Performance Period.

(r) The term “Performance Period” or “Period” shall mean, with respect to which a particular Award may be made under the Plan, the Company’s fiscal year or other twelve consecutive month period designated by the Compensation and Option Committee for the purpose of measuring performance against Performance Goals.

(s) The term “Pro Forma Award Amount” shall mean, with respect to an Award to be made for a Performance Period, the amount determined by the Committee pursuant to Section 9.

(t) The term “SC Plan” shall mean the Company’s Supplemental Compensation Plan, as amended.

(u) The term “Section 16 Person” shall mean any employee who is subject to the reporting requirements of Section 16(a) or the liability provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(v) The term “Subsidiary” shall mean (i) any corporation a majority of the voting stock of which is owned or controlled, directly or indirectly, by the Company or (ii) any limited liability company a majority of the membership interest of which is owned or controlled, directly or indirectly, by the Company.

(w) The term “Target Award” shall mean, with respect to a Performance Period, the Target Award amount established for each applicable Leadership Level, band or other group of participants by the Committee pursuant to Section 6 hereof.

(x) The term “Total Pro Forma Award Pool” shall mean, with respect to Awards for a Performance Period, the amount described in Section 11.

3. Effective Date. The Plan shall be effective as of January 1, 1998.

4. Administration. Except as otherwise expressly provided, the Compensation and Option Committee shall have full power and authority to construe, interpret and administer the Plan. The Compensation and Option Committee shall make all decisions relating to matters affecting Section 16 Persons, but may otherwise delegate any of its authority under the Plan. The Compensation and Option Committee and the Annual Incentive Compensation Committee each may at any time adopt or terminate, and may from time to time, amend, modify or suspend such rules, regulations, policies and practices as they in their sole discretion may determine in connection with the administration of, or the performance of their respective responsibilities under, the Plan.

5. Eligibility.

(a) Eligibility to Participate. All Key Employees are eligible to be selected to participate in the Plan. The Committee shall, in its sole discretion, designate which Key Employees will be participants for the applicable Performance Period.

(b) Eligibility for Awards. An Award with respect to a Performance Period may be made pursuant to Section 14 of the Plan to (i) participants for such Performance Period who shall have been an employee at any time during such Performance Period, or to (ii) the beneficiary or beneficiaries or legal representatives, as the Committee in its sole discretion shall determine, of any such person whose employment shall have been terminated by reason of his or her death during such Performance Period.

(c) Eligibility of Compensation and Option Committee Members. No person while a member of the Compensation and Option Committee shall be eligible to participate under the Plan or receive an Award.

6. Determination of Target Awards. Within 90 days of the commencement of a Performance Period, the Committee shall establish the Target Award for each applicable Leadership Level, band or other group of Key Employees selected to participate in the Plan with respect to a Performance Period, subject to any limitations established by the Compensation and Option Committee. The fact that a Target Award is established for a participant’s Leadership Level, band or other group for a Performance Period shall not entitle such participant to receive an Award.

7. Selection of Performance Criteria and Establishment of Performance Goals and Performance Formula; Minimum Threshold Objective. Within 90 days of the commencement of a Performance Period, the Compensation and Option Committee shall select the Performance Criteria and establish the related Performance Goals be used to measure performance for a Performance Period and the Performance Formula to be used to determine what portion, if any, of an Award has been earned for the Performance Period. The Performance Criteria may be expressed in absolute terms or relate to the performance of other companies or to an index. Within that same 90 day period, the Compensation and Option Committee may establish a minimum threshold objective for any Performance Goal for any

Performance Period, which if not met, would result in no Award being made to any participant with such Performance Goal for such Performance Period.

8. Adjustments to Performance Goals, Performance Formula or Performance Criteria. For purposes of determining Awards for participants who are not Covered Employees, the Compensation and Option Committee may adjust or modify any of the Performance Goals, Performance Formula and/or the Performance Criteria for any Performance Period in order to prevent the dilution or enlargement of the rights of such participants under the Plan (i) in the event of, or in anticipation of, any unusual or extraordinary item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company or the financial statements of the Company or Ford Credit, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions, and (iii) for any other reason or circumstance deemed relevant to the Compensation and Option Committee in its sole discretion.

9. Determination of Pro Forma Award Amount. As soon as practicable following the end of a Performance Period, the Committee shall determine the Pro Forma Award Amount for any Award to be made to a participant for a Performance Period by applying the applicable Performance Formula for the participant for the Performance Period against the accomplishment of the related Performance Goals for such participant.

10. Maximum Individual Award for Covered Employees. The Maximum Individual Award for a Performance Period to a participant who is a Covered Employee is $10,000,000.

11. Total Pro Forma Award Pool. The Total Pro Forma Award Pool for all Awards for a Performance Period shall equal the sum of the Pro Forma Award Amounts for all participants for the Performance Period.

12. Determination of Maximum Award Pool. The Compensation and Option Committee shall determine the amount of the Maximum Award Pool for a Performance Period which shall not exceed the sum of the Total Pro Forma Award Pool plus the amount of the Exceptional Contribution Fund for such Period.

13. Determination of Exceptional Contribution Fund. The Compensation and Option Committee shall determine the amount of the Exceptional Contribution Fund which may be used for increasing the size of Awards for a Performance Period above the applicable Pro Forma Award Amount to participants who are not Covered Employees. Unless otherwise determined by the Compensation and Option Committee, the amount of the Exceptional Contribution Fund shall not exceed 15% of the Total Pro Forma Award Pool for the applicable Performance Period.

14. Determination of Individual Awards. Subject to achievement of any applicable minimum threshold objectives established under Section 7, fulfillment of the conditions set forth in Section 17 and compliance with the Maximum Individual Award limitation under Section 10 and the eligibility requirements set forth in paragraph (b) of Section 5, the Committee shall, as soon as practicable following the end of a Performance Period, determine the amount of each Award to be made to a participant under the Plan for the Performance Period, which amount shall, except as otherwise provided below, be the Pro Forma Award Amount determined for such participant for such Period pursuant to Section 9. The Committee may in its sole discretion reduce the amount of any Award that otherwise would be awarded to any participant for any Performance Period. In addition, the Committee may in its sole discretion increase the amount of any Award that otherwise would be awarded to any participant who is not a Covered Employee for a Performance Period to an amount that is higher than the applicable Pro Forma Award Amount based on exceptional individual, unit, group or Company performance; provided, however, that the total amount of all Awards made for a Performance Period shall not exceed the related Maximum Award Pool. Individual Award amounts may be less than or greater than 100% of the related Target Award. The determinations by the Annual Incentive Compensation Committee of individual Award amounts for Employees who are not Section 16 Persons shall be subject to a maximum funding amount and any other limitations specified by the Compensation and Option Committee. Notwithstanding anything contained in the Plan to the contrary, the Committee may determine in its sole discretion not to make an Award to a particular participant or to all participants selected to participate in the Plan for any Performance Period.

15. Distribution and Form of Awards.

(a) General. Except as otherwise provided in paragraph (b) or (c) of this Section 15 or in Section 17, distribution of Awards for a Performance Period shall be made on or as soon as practicable after the distribution date for such Awards determined by the Compensation and Option Committee, which date shall in no event be later than the March 15 following the end of the applicable Performance Period, and shall be payable in cash.

(b) Deferral of Awards. Subject to the terms, conditions and eligibility requirements of the DC Plan, Key Employees who receive an Award under the Plan are eligible to defer payment of all or part of such Award under the DC Plan under the same terms as if such Award had been an award of supplemental compensation made under the SC Plan.

(c) Mandatory Deferral of Awards. The Compensation and Option Committee shall determine whether and the extent to which any Awards under the Plan will be mandatorily deferred and the terms of any such deferral. Unless otherwise determined by the Compensation and Option Committee, Awards may be mandatorily deferred by such Committee in the same manner as if they had been awards of supplemental compensation made under the SC Plan.

16. Designation of Beneficiaries and Effect of Death.

(a) Designation of Beneficiaries. A participant may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Compensation and Option Committee from time to time may prescribe) to receive, in the event of the death of the participant, undistributed amounts of any Award that would have been payable to such participant had he or she been living and that was not deferred under any Company deferral arrangement or plan. A participant shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such participant’s life insurance proceeds under the basic Company Life Insurance Plan unless such participant shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. A participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive any such payment, or if applicable law requires the Company to do so, the same may be paid to the legal representatives of the participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

(b) Distribution Upon Death. Subject to the provisions of Section 15, paragraph (a) of this Section 16 and, if applicable, the DC Plan or any other deferral plan or arrangement, in the event of the death of any participant prior to distribution of an Award, the total value of such participant’s Award shall be distributed in cash in one lump sum in accordance with paragraph (a) of Section 15 to any beneficiary or beneficiaries designated or deemed designated by the participant pursuant to paragraph (a) of this Section 16 who shall survive such participant (to the extent such designation is effective and enforceable at the time of such participant’s death) or, in the absence of such designation or such surviving beneficiary, or if applicable law requires the Company to do so, to the legal representative of such person, at such time (or as soon thereafter as practicable) and otherwise as if such person were living and had fulfilled all applicable conditions as to earning out set forth in, or established pursuant to Section 17 and, if applicable, the DC Plan or any other deferral plan or arrangement, provided such conditions shall have been fulfilled by such person until the time of his or her death.

17. Conditions to Payment of Awards.

(a) Effect of Competitive Activity. Anything in the Plan notwithstanding, and subject to paragraph (c) hereof and, if applicable, any conditions under the DC Plan or any other deferral plan or arrangement relating to payment of an Award, if the employment of any participant shall terminate, for any reason other than death, prior to the distribution date established pursuant to paragraph (a) of Section 15 for payment of an Award, such participant shall receive payment of an Award only if, during the entire period from the making of an Award until such distribution date, such participant shall have earned out such Award:

(i) by continuing in the employ of the Company or a Subsidiary thereof, or

(ii) if his or her employment shall have been terminated for any reason other than death, by (a) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any Subsidiary thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or any Subsidiary thereof, and (b) refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary thereof.

(b) Nonfulfillment of Competitive Activity Conditions; Waiver of Conditions Under the Plan. In the event of a participant’s nonfulfillment of any condition set forth in paragraph (a) above, such participant’s rights under the Plan to receive or defer payment of an Award under the Plan shall be forfeited and canceled; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(i) with respect to a participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Compensation and Option Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary thereof; and

(ii) with respect to any other participant, such waiver may be granted by the Annual Incentive Compensation Committee (or any committee appointed by it) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(c) Effect of Inimical Conduct. Anything in the Plan to the contrary, the right of a participant, following termination of such participant’s employment with the Company, to receive payment or to defer payment of an Award under Section 15 shall terminate on and as of the date on which it his been determined that such participant at any time (whether before or subsequent to termination of such participant’s employment) acted in a manner inimical to the best interests of the Company. Any such determination shall be made by (i) the Compensation and Option Committee with respect to any participant who at any time shall have been a Section 16 Person, and (ii) the Annual Incentive Compensation Committee (or any committee appointed by it for the purpose) with respect to any other participant. Such Committee (or any such other committee) may make such determination at any time prior to payment in full of an Award. Conduct which constitutes engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary thereof shall be governed by paragraph (a)(ii) of this Section 17 and shall not be subject to any determination under this paragraph (c).

18. Limitations. A participant shall not have any interest in any Award until it is distributed in accordance with the Plan. The fact that a Key Employee has been selected to be a participant for a Performance Period shall not in any manner entitle such participant to receive an Award for such period. The determination as to whether or not such participant shall be paid an Award for such Performance Period shall be determined solely in accordance with the provisions of Sections 14 and 17 hereof. All payments and distributions to be made thereunder shall be paid from the general assets of the Company. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, former employee or any other person. The Plan shall not constitute part of any participant’s or employee’s employment contract with the Company or any participating subsidiary. Participation in the Plan shall not create or imply a right to continued employment.

19. Withholding of Taxes, etc. The Company shall have the right to withhold an amount sufficient to satisfy any federal, state or local income taxes, FICA or Medicare taxes or other amounts that the Company may be required by law to pay with respect to any Award, including withholding payment from a participant’s current compensation.

20. No Assignment of Benefits. No rights or benefits under the Plan shall, except as otherwise specifically provided by law, be subject to assignment (except for the designation of beneficiaries pursuant to paragraph (a) of Section 16), nor shall such rights or benefits be subject to attachment or legal process for or against a participant or his or her beneficiary or beneficiaries, as the case may be.

21. Administration Expense. The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries.

22. Access of Independent Certified Public Accountants and Committee to Information. The Company’s independent certified public accountants shall have full access to the books and records of the Company and its Subsidiaries, and the Company shall furnish to such accountants such information as to the financial condition and operations of the Company and its Subsidiaries as such accountants may from time to time request, in order that such accountants may take any action required or requested to be taken by them under the Plan. The Group Vice President and Chief Financial Officer or, in the event of his or her absence or disability to act, the principal accounting officer of the Company shall furnish to the Committee such information as the Committee may request to assist it in carrying out or interpreting this Plan. Neither such accountants, in reporting amounts required or requested under the Plan, nor the Group Vice President and Chief Financial Officer, or any other director, officer or employee of the Company, in furnishing information to such accountants or to the Committee, shall be liable for any error therein, if such accountants or other person, as the case may be, shall have acted in good faith.

23. Amendment, Modification, Suspension and Termination of the Plan; Rescissions and Corrections. The Compensation and Option Committee, at any time may terminate, and at any time and from time to time, and in any respect, may amend or modify the Plan or suspend any of its provisions; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a participant, adversely affect any right or obligation with respect to any Award theretofore made. The Committee at any time may rescind or correct any actions made in error or that jeopardize the intended tax status or legal compliance of the Plan.

24. Indemnification and Exculpation.

(a) Indemnification. Each person who is or shall have been a member of the Compensation and Option Committee or a member of the Annual Incentive Compensation Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation. Each member of the Compensation and Option Committee and each member of the Annual Incentive Compensation Committee shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan or any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Compensation and Option Committee or a member of the Annual Incentive Compensation Committee be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

25. Finality of Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Compensation and Option Committee or the Annual Incentive Compensation Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its stockholders, the Compensation and Option Committee and each of the members thereof, the Annual Incentive Compensation Committee and each of the members thereof, and the directors, officers, and employees of the Company, the Plan participants, and their respective successors in interest.

26. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Michigan.

Appendix III

Ford Motor Company 1998 Long-Term Incentive Plan

(Amended and Restated as of January 1, 2003, Subject to Shareholder Approval)

(Language added is underscored. Language deleted is shown in brackets.)

Purpose

1.(a) Purpose. This Plan, known as the “1998 Long-Term Incentive Plan” (the “Plan”), is intended to provide an incentive to certain salaried employees of Ford Motor Company (the “Company”), and of its subsidiaries, in order to encourage them to remain in the employ of the Company and to increase their interest in the Company’s success. It is intended that this purpose be effected through awards or grants of stock options and various other rights with respect to shares of the Company’s Common Stock (collectively, the “Plan Awards”), as provided herein, to eligible employees (“Participants”).

(b) Company; Subsidiary; Employee. The term “Company” when used with reference to employment shall include subsidiaries of the Company. The term “subsidiary” shall mean (i) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (ii) any limited liability company a majority of the membership interest of which is owned, directly or indirectly, by the Company. The term “employee” shall be deemed to include any person who is an employee of any joint venture corporation or partnership, or comparable entity, in which the Company has a substantial equity interest (a “Joint Venture”), provided such person was an employee of the Company immediately prior to becoming employed by such Joint Venture.

Administration

2.(a) Compensation [and Option] Committee. The Compensation [and Option] Committee of the Company’s Board of Directors (the “Committee”) shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion.

(b) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan, including, but not limited to, its authority to grant waivers pursuant to Article 8, to one or more other committees as it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (1) make Plan Awards under the Plan, except as otherwise provided in Articles 4 and 5, (2) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the liability provisions of Section 16(b) of the Exchange Act (any such Participant being called a “Section 16 Person”) or (3) amend or modify the Plan pursuant to the provisions of paragraph (b) of Article 14.

(c) Eligibility of Committee Members. No person while a member of the Committee or any committee of the Board of Directors administering the Plan shall be eligible to hold or receive a Plan Award.

Stock Available for Plan Awards

3.(a) Stock Subject to Plan. The stock to be subject to or related to Plan Awards shall be shares of the Company’s Common Stock of the par value of $.01 per share (“Stock”), and may be either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with

III-1

the provisions of Article 11, in each calendar year during any part of which the Plan is in effect shall be 2% of the total number of issued shares of Stock as of December 31 of the calendar year immediately preceding such year (the number of shares determined by application of such percentage in any calendar year being called the “2% Limit” for such year); provided, however, that such percentage may be increased to up to 3% in any one or more calendar years, in which event the excess over 2% in any such calendar year shall be applied to the reduction of the aggregate number of shares that otherwise would have been available for Plan Awards pursuant to this paragraph (a) and paragraph (c) of this Article 3 in subsequent calendar years during the term of the Plan, in inverse order commencing with the year 2008. Notwithstanding the foregoing, (i) the aggregate number of shares that may be issued upon exercise of “incentive stock options” (as defined in paragraph (a)(l) of Article 5) shall not exceed 2% of the number of shares authorized under the Company’s Certificate of Incorporation at the date of adoption of the Plan (subject to adjustment in accordance with the provisions of Article 11), (ii) the maximum number of shares subject to Options (as defined below), with or without any related Stock Appreciation Rights (as defined below), that may be granted pursuant to Article 5 to any Covered Executive during any calendar year commencing with 2002 during any part of which the Plan is in effect shall be 5,000,000, subject to adjustment in accordance with the provisions of Article 11 and (iii) the maximum number of shares of Stock that may be granted as Final Awards (as defined below) pursuant to Article 4 to any Covered Executive during any calendar year during any part of which the Plan is in effect shall be 906,703, subject to adjustment in accordance with the provisions of Article 11.

(b) Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards at any time in each calendar year during which the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a) and (c) of this Article 3 (i) the maximum number of shares of Stock subject to issuance upon exercise of Options (as defined below) granted in such year, (ii) the number of shares of Stock representing 150% of the Target Awards under Performance Stock Rights (as defined below) granted in such calendar year, and (iii) the number of shares of Stock related to Other Stock-Based Awards (as defined below) granted in such year, as determined by the Committee in each case as at the dates on which such Plan Awards were granted.

(c) Unused, Forfeited and Reacquired Shares. Any unused portion of the 2% Limit for any calendar year shall be carried forward and shall be made available for Plan Awards in succeeding calendar years. The shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award (including, without limitation, the shares representing 150% of any Target Award that are not included in the related Final Award) also shall be made available for further Plan Awards. Any shares of Stock made available for Plan Awards pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Article 3.

Performance Stock Rights and Final Awards

4.(a) Grant of Performance Stock Rights. The term “Performance Stock Right” (“Right”), shall mean the right to receive, without payment to the Company, up to the number of shares of Stock described therein, subject to the terms and provisions of the Right and the Plan. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Rights to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as it may select and for such numbers of shares based on such dollar amounts as it shall designate, subject to the provisions of this Article 4 and Article 3. Notwithstanding anything contained in the Plan to the contrary, the Committee may authorize a committee of two or more Company officers appointed by it to determine the amount of individual grants of Rights and related Final Awards to key employees of the Company selected by such committee who are not officers or directors of the

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Company, subject to the provisions of Articles 3 and 4 and subject to a maximum number of shares of Stock and any other limitations specified by the Committee.

(b) Terms and Provisions of Performance Stock Rights. Prior to the grant of any Right, the Committee shall determine the terms and provisions of each Right, including, without limitation, (i) the number of shares of Stock to be earned under such Right if 100% of each of the Performance Goals is achieved (the “Target Award”), as adjusted pursuant to Article 11, (ii) one or more performance goals (“Performance Goals”) based on one or more Performance Criteria (as defined below) to be used to measure performance under such Right, (iii) the formula (the “Performance Formula”) to be applied against the Performance Goals in determining the percentage (which shall not exceed 150%) of the Target Award (as adjusted pursuant to Article 11) used to determine the number of shares of Stock earned under such Right, (iv) the period of time for which such performance is to be measured (the “Performance Period”), which shall commence not earlier than 90 days prior to the date of grant of such Right, and (v) the period of time, if any, during which the disposition of shares of Stock covered by any Final Award relating to such Right shall be restricted as provided in paragraph (a) of Article 9 (the “Restriction Period”); provided, however, that the Committee may establish the Restriction Period applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather that at the time of granting such Right. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period, which if not met, would result in no Final Award being made to any Participant with such Goal for such Period. During and after the Performance Period, but prior to the grant of a Final Award relating to any Right granted to a Participant who is not a “Covered Executive” (as defined below), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of such Right, subject to the terms and conditions of the Plan. Each Right shall be evidenced by a letter, an agreement or such other document as the Committee may determine. The term “Performance Criteria” shall mean, with respect to any Right granted to a Participant who is a Covered Executive, one or more of the following objective business criteria established by the Committee with respect to the Company and/or any subsidiary, division, business unit or component thereof upon which the Performance Goals for a Performance Period are based: asset charge, asset turnover, automotive return on sales, capacity utilization, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value added, environmental health and safety, facilities and tooling spending, hours per vehicle, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, order to delivery time, plant capacity, process time, profits before tax, quality/ customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, sales margin, sales volume, total shareholder return, vehicles per employee, warranty performance to budget, variable margin and working capital. The term “Performance Criteria” shall mean, with respect to any Right granted to a Participant who is not a Covered Executive, one or more of the business criteria applicable to Covered Executives for the Performance Period and any other criteria based on individual, business unit, group or Company performance selected by the Committee. The Performance Criteria may be expressed in absolute terms or relate to the performance of other companies or to an index. The term “Covered Executive” shall mean the Chief Executive Officer and the other four highest compensated officers of the Company at year-end whose compensation is required to be reported in the Summary Compensation Table of the Proxy Statement.

(c) Dividend Equivalents on Rights. (1) If the Committee shall determine, each Participant to whom a Right is granted shall be entitled to receive payment of the same amount of cash that such Participant

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would have received as cash dividends if, on each record date during the entire Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the related Target Award (as adjusted pursuant to Article 11). In the case of any Right granted to a Participant after the commencement of the related Performance Period, any such payment relating to any dividend payable prior to the date of grant of such Right shall be made at the same time as the payment relating to the first dividend paid after such date of grant. Such cash payments are hereinafter called “dividend equivalents”.

(2) Notwithstanding the provisions of paragraph (c)(1) of this Article 4 relating to dividend equivalents, the Committee may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a Participant shall receive an award of full shares of Stock having a value (as determined by the Committee) approximately equal to the portion of such dividend equivalent that was not paid in cash. Certificates for shares of Stock so awarded shall be issued as of the payment date for the related cash dividend, and the shares of Stock covered thereby shall be treated in the same manner as shares of Stock representing Final Awards, subject to the terms and conditions of the Plan, including, without limitation, the provisions of paragraphs (b), (d) and (e) of Article 4 and Articles 8, 9, and 11.

(d) Final Awards. (1) As soon as practicable following the completion of the Performance Period relating to any Right, but not later than 12 months following such completion, the Committee shall determine the percentage (which shall not exceed 150%) of the Target Award (as adjusted pursuant to Article 11) which shall be used to determine the number of shares of Stock to be awarded finally to the Participant who holds such Right. Such number of shares of Stock is called the “Final Award”. Each Final Award shall represent only full shares of Stock, and any fractional share that would otherwise result from such Final Award calculation shall be disregarded. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive, subject to the maximum Final Award amount of 150% of the related Target Award (as adjusted pursuant to Article 11), taking into account (i) the extent to which the Performance Goals provided in such Right was, in the Committee’s sole opinion, achieved, (ii) the individual performance of such Participant during the related Performance Period and (iii) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(2) Following the determination of each Final Award, the Company shall issue or cause to be issued certificates for the number of shares of Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of paragraph (e) of this Article 4 and Articles 8, 9 and 11. If the Committee has determined that dividend equivalents shall be payable to a Participant with respect to any Right pursuant to paragraph (c) of this Article 4, concurrently with the issuance of such certificates, the Company shall deliver to such Participant an amount equal to the amount of the cash dividends that such Participant would have received with respect to the shares of Stock representing such Final Award, prior to the date on which such Participant shall have become the holder of record

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of such shares, if such Participant had become such a holder of record immediately following completion of the Performance Period relating to such Final Award. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify.

(3) Notwithstanding the provisions of paragraphs (d)(l) and (2) of this Article 4 or any other provision of the Plan, in the case of any Right held by a Participant who is an employee of a foreign subsidiary or foreign branch of the Company or of a foreign Joint Venture, or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Participant’s Final Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with paragraphs (d)(l) and (2) of this Article 4 (such rights being called “Stock Equivalents”). Subject to the provisions of Article 11 and the other terms and provisions of the Plan, if the Committee shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to paragraphs (d)(l) and (2) of this Article 4 covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents representing any Final Award may, at the option of the Committee, be converted into an equivalent number of shares of Stock or, upon the expiration of the applicable Restriction Period, into cash, under such circumstances and in such manner as the Committee may determine.

(4) If the Restriction Period relating to any Final Award shall expire while the Participant who was granted such Award is employed by the Company, the certificates for the shares of Stock issued in such Participant’s name with respect to such Final Award, and certificates for a number of shares of Stock equal to the number of shares represented by any Stock Equivalents then held by such Participant with respect to such Final Award, shall be delivered to such Participant as soon as practicable, free of all restrictions and restrictive legends.

(e) Effect of Termination of Employment or Death. (1) If a Participant’s employment with the Company shall be terminated, prior to the expiration of the Restriction Period relating to any Right granted to such Participant, by reason of discharge, release in the best interest of the Company, voluntary quit or retirement without the approval of the Company, such Right, and any shares of Stock or Stock Equivalents issued in the name of such Participant as a Final Award relating to such Right, shall be forfeited and cancelled forthwith unless the Committee shall grant an appropriate waiver. Any such waiver shall be granted in accordance with the procedure specified in paragraph (b) of Article 8 (in which event the reference in such paragraph (b) to “the nonfulfillment of such condition” shall be deemed to refer to such Participant’s termination for any of the reasons specified above).

(2) If a Participant’s employment with the Company shall be terminated for any reason other than a reason specified in paragraph (e)(l) of this Article 4, except death, prior to or concurrently with the expiration of the Restriction Period relating to any Right granted to such Participant,

(i) certificates for any shares of Stock issued in such Participant’s name prior to such termination of employment as a Final Award relating to such Right, and certificates for a number of shares of Stock equal to the number of shares represented by any Stock Equivalents then held by such Participant with respect to such Final Award, shall be delivered to such Participant as soon as practicable, free of all restrictions and restrictive legends; and

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(ii) subject to the provisions of Article 8, certificates for any shares of Stock issued in such Participant’s name following such termination of employment as a Final Award relating to such Right (whether relating to a Performance Period ended prior to such termination or subsequent thereto) shall be delivered to such Participant as soon as practicable, free of all restrictions and restrictive legends.

(3) If a Participant’s employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, unless the Committee shall specify otherwise, any Rights then held by such Participant, and any shares of Stock or Stock Equivalents issued in the name of such Participant as a Final Award relating to such Rights, shall be dealt with as provided in paragraph (e)(2) of this Article 4.

(4) If a Participant shall die while in the employ of the Company, any Rights then held by such Participant shall remain in effect. Such Rights, and any shares of Stock then issued in the name of such Participant (but not yet distributed to such Participant), and any such shares thereafter issuable with respect to such Rights, as Final Awards under the Plan, shall be transferred or issued and delivered to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions and restrictive legends. With regard to any Stock Equivalents then held by such Participant, certificates for a number of shares of Stock equal to the number of shares represented thereby shall be issued and delivered to such beneficiary, executor or administrator, free of all restrictions and restrictive legends.

(5) Subject to the provisions of Article 8, if a Participant shall die following termination of employment, any Rights then held by such Participant shall remain in effect. Such Rights, and any shares of Stock then issued in the name of such Participant (but not yet distributed to such Participant), and any such shares thereafter issuable with respect to such Rights, as Final Awards under the Plan, shall be transferred or issued and delivered to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions and restrictive legends. With regard to any Stock Equivalents then held by such Participant, certificates for a number of shares of Stock equal to the number of shares represented thereby shall be issued and delivered to such beneficiary, executor or administrator, free of all restrictions and restrictive legends.

(6) Notwithstanding any other provision of the Plan to the contrary, if a Participant’s employment with the Company shall for any reason terminate prior to the later of (a) the date of expiration of the period of six months following the commencement of the Performance Period relating to any Right (or such other period as the Committee may specify) or (b) the date six months following the date of grant of such Right, such Right shall be forfeited and cancelled forthwith unless the Committee shall determine otherwise.

(7) Notwithstanding any provision of the Plan to the contrary, (i) the Committee may at any time establish a Restriction Period applicable to the Stock to be represented by any Final Award, and such Restriction Period shall remain in effect until such time (which may be later than the date of the Participant’s retirement or other termination of employment) as the Committee may determine; and (ii) the Committee may determine that no shares of Stock or certificates therefor shall be delivered to any Participant until the date of expiration of the applicable Restriction Period (or such earlier date as the Committee may determine).

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Options And Stock Appreciation Rights

5.(a) Grant of Options. (1) The Board of Directors, at any time and from time to time while the Plan is in effect, may authorize the granting of Options to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as it may select from among those nominated by the Committee, and for such numbers of shares as it shall designate, subject to the provisions of this Article 5 and Article 3; provided, however, that no Option shall be granted to a Participant for a larger number of shares than the Committee shall recommend for such Participant. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an “incentive stock option” (“ISO”), as such term is defined in the Internal Revenue Code of 1986, as amended (the “Code”), or its successors (or shall otherwise be designated as an option entitled to favorable treatment under the Code) or as a “nonqualified stock option” (“NQO”) (ISOs and NQOs being individually called an “Option” and collectively called “Options”).

(2) Without in any way limiting the authority provided in paragraph (a)(l) of this Article 5, the Board of Directors may authorize the Committee to authorize the granting of Options, at any time and from time to time while the Plan is in effect, to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as the Committee may select, subject to the provisions of this Article 5 and Article 3 and subject to such other limitations as the Board of Directors may specify. In addition, to the extent such authority has been delegated to the Committee pursuant to this Article 5, the Committee may authorize a committee of two or more Company officers appointed by it to determine the amount and date of individual Option grants for key employees selected by such committee who are not officers or directors of the Company, subject to Articles 3 and 5 and subject to a maximum number of shares of Stock and any other limitations specified by the Committee.

(3) The date on which an Option shall be granted shall be the date of authorization of such grant or such later date as may be determined at the time such grant is authorized. Any individual may hold more than one Option.

(b) Price. In the case of each Option granted under the Plan the option price shall be the fair market value of Stock on the date of grant of such Option; provided, however, that in the case of any Option granted to an employee of a foreign subsidiary or a foreign branch of the Company or of a foreign Joint Venture the Board of Directors may in its discretion fix an option price in excess of the fair market value of Stock on such date. The term “fair market value” when used with reference to the option price shall mean the average of the highest price and the lowest price at which Stock shall have been sold regular way on the New York Stock Exchange on the date of grant of such Option. In the event that any Option shall be granted on a date on which there were no such sales of Stock on such Exchange, the fair market value of Stock on such date shall be deemed to be the average of such highest price and lowest price on the next preceding day on which there were such sales.

(c) Grant of Stock Appreciation Rights. (1) The Board of Directors may authorize the granting of Stock Appreciation Rights (as defined below) to such Participants who are granted Options under the Plan as it may select from among those nominated therefor by the Committee. The Committee may authorize the granting of Stock Appreciation Rights to such Participants as are granted Options under the Plan pursuant to paragraph (a) of this Article 5. Each Stock Appreciation Right shall relate to a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option.

(2) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company and as the Participant may elect, either (a) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the related Option (or the portion or

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portions thereof which the Participant from time to time elects to use for purposes of this clause (a), multiplied by the amount by which the fair market value of a share of Stock on the day the right is exercised exceeds the option price (such amount being hereinafter referred to as the “Spread”), by (ii) the fair market value of a share of Stock on the exercise date; or (b) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the related Option (or the portion or portions thereof which the Participant from time to time elects to use for purposes of this clause (b)), by (ii) the amount of the Spread; or (c) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (a) and (b) above; provided, however, that the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the fair market value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(3) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

(4) The right of a Participant to exercise a Stock Appreciation Right shall be cancelled if and to the extent the related Option is exercised. The right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of a related Stock Appreciation Right.

(5) The fair market value of Stock on the date of exercise of a Stock Appreciation Right shall be determined as of such exercise date in the same manner as the fair market value of Stock on the date of grant of an Option is determined pursuant to paragraph (b) of this Article 5.

(6) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of a Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the fair market value (determined as described above) of the Stock on the date of exercise.

(d) Stock Option Agreement. Each Option and related Stock Appreciation Right shall be evidenced by a Stock Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Stock Option Agreement shall provide that the Participant shall agree to remain in the employ of the Company for such period from the date of grant of such Option or combination of Options or related Stock Appreciation Rights as shall be provided in the Stock Option Agreement; provided, however, that the Company’s right to terminate the employment of the Participant at any time, with or without cause, shall not be restricted by such agreement.

(e) Terms of Options and Stock Appreciation Rights. Each Option and related Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the Stock Option Agreement with respect to such Option and related Stock Appreciation Right; provided, however, that a Stock Appreciation Right shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or related Stock Appreciation Right shall be exercised beyond ten years from the date of grant of the Option.

(f) Effect of Termination of Employment or Death. (1) Except as provided in paragraphs (f)(2), (3) and (4) of this Article 5, if, prior to the date that any Option or Stock Appreciation Right shall first

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have become exercisable, the Participant’s employment with the Company shall be terminated by the Company, with or without cause, or by the act, death, incapacity or retirement of the Participant, the Participant’s right to exercise such Option or Stock Appreciation Right shall terminate on the date of such termination of employment and all rights thereunder shall cease.

(2) Notwithstanding the provisions of paragraph (f)(l) of this Article 5, if the Participant’s employment with the Company shall be terminated by reason of retirement, release because of disability or death, and the Participant had remained in the employ of the Company for at least six months following the date of any Stock Option Agreement under the Plan between such Participant and the Company, and subject to the provisions of Article 8, all such Participant’s rights under such Stock Option Agreement shall continue in effect or continue to accrue for the period ending on the date ten years from the date of grant of any Option (or such shorter period as the Committee may specify), subject, in the event of the Participant’s death prior to such date, to the provisions of paragraph (f)(7) of this Article 5 and subject to any other limitation on the exercise of such rights in effect at the date of exercise.

(3) Notwithstanding the provisions of paragraph (f)(l) of this Article 5, if the Participant’s employment with the Company shall be terminated under mutually satisfactory conditions, and the Participant had remained in the employ of the Company for at least six months following the date of any Stock Option Agreement under the Plan between the Participant and the Company, and subject to the provisions of Article 8, all such Participant’s rights under such Stock Option Agreement shall continue in effect or continue to accrue until the date three months after the date of such termination (but not later than the date ten years from the date of grant of any Option), subject, in the event of the Participant’s death during such three-month period, to the provisions of paragraph (f)(7) of this Article 5 and subject to any other limitation on the exercise of such rights in effect at the date of exercise.

(4) Notwithstanding any other provision of the Plan to the contrary, if a Participant’s employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, all such Participant’s rights under any Option and any related Stock Appreciation Right granted to him or her shall continue in effect and continue to accrue until the date five years after the date of such termination or such earlier or later date as the Committee may specify (but not later than the date ten years from the date of grant of any Option), provided such Participant shall satisfy both of the following conditions:

(a) such Participant, at the date of such termination, had remained in the employ of the Company for at least three months following the grant of such Option and Stock Appreciation Right, and

(b) such Participant continues to be or becomes employed in such division, operation or subsidiary following such sale or other disposition and remains in such employ until the date of exercise of such Option or Stock Appreciation Right (unless the Committee, or any committee appointed by it for the purpose, shall waive this condition (b)).

Upon termination of such Participant’s employment with such (former) division, operation or subsidiary following such sale or other disposition, any then existing right of such Participant to exercise any such Option or Stock Appreciation Right shall be subject to the following limitations: (i) if such Participant’s employment is terminated by reason of disability, death or retirement with the approval of his or her employer, such Participant’s rights shall continue as provided in the preceding sentence with the same effect as if his or her employment had not terminated; (ii) if such Participant’s employment is terminated by reason of discharge or voluntary quit, such Participant’s rights shall terminate on the date of such termination of employment and all rights under such Option and Stock

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Appreciation Right shall cease; and (iii) if such Participant’s employment is terminated for any reason other than a reason set forth in the preceding clauses (i) and (ii), such Participant shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination and shall not have been exercised, subject in the case of any such termination to the provisions of Article 8 and any other limitation on the exercise of such Option and Stock Appreciation Right in effect at the date of exercise.

(5) If, on or after the date that any Option or Stock Appreciation Right shall first have become exercisable, a Participant’s employment with the Company shall be terminated for any reason except retirement, release because of disability, death, release because of a sale or other disposition of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, release under mutually satisfactory conditions, discharge, release in the best interest of the Company or voluntary quit, such Participant shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised, subject to the provisions of Article 8 and any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise.

(6) If a Participant’s employment with the Company shall be terminated at any time by reason of discharge, release in the best interest of the Company or voluntary quit, the Participant’s right to exercise such Option or Stock Appreciation Right shall terminate on the date of such termination of employment and all rights thereunder shall cease.

(7) If a Participant shall die within the applicable period specified in paragraph (f)(2), (3), (4) or (5) of this Article 5, the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, the executor or administrator of the estate of the decedent or the person or persons to whom the Option or Stock Appreciation Right shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, within the same period of time as the period during which the Participant would have been entitled to exercise such Option or Stock Appreciation Right (except that (a) in the case of a Participant to whom paragraph (f)(5) of this Article 5 applies, such Participant’s Option or Stock Appreciation Right may be exercised only to the extent that it or any installment thereof shall have accrued at the date of death and shall not have been exercised; and (b) the period of time within which any Option or Stock Appreciation Right shall be exercisable following the date of the Participant’s death shall not be less than one year (unless the Option by its terms expires earlier)), subject to the provision that no Option or related Stock Appreciation Right shall be exercised under any circumstances beyond ten years from the date of grant of such Option, and to any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise. No transfer of an Option or Stock Appreciation Right by the Participant, other than by filing a written designation of beneficiary pursuant to Article 10, shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. No transfer shall be effective without the acceptance by the designated beneficiary or other transferee of the terms and conditions of such Option or Stock Appreciation Right.

(8) Notwithstanding anything contained in the Plan to the contrary, in the event of a change in the rules or interpretations of the Financial Accounting Standards Board that would result in negative accounting treatment for Options that continue to vest after termination of employment for the reason specified below, for any Options granted under the Plan on or after March 10, 2000 to Participants

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whose employment with the Company terminates by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, effective as of the later of (i) the date of such termination of employment or (ii) the effective date of such accounting change, all such Participant’s rights under such Options shall become immediately vested and continue for the period specified in paragraph (f)(4) of this Article 5, subject to the conditions specified therein and in Article 8.

(g) Payment for Option Shares. (1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made, either in full or, if the Committee shall so determine and at the election of the Participant, in installments, in such manner as provided in the applicable Stock Option Agreement.

(2) Unless the Committee shall provide otherwise in any form of Stock Option Agreement, any payment for shares of Stock purchased upon exercise of an Option granted hereunder may be made in cash, by delivery of shares of Stock beneficially owned by the Participant or by a combination of cash and Stock, at the election of the Participant; provided, however, that any shares of Stock so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise. Any such shares of Stock so delivered shall be valued at their fair market value on the date of such exercise, which shall be determined as of such date in the same manner as the fair market value of Stock on the date of grant of an Option is determined pursuant to paragraph (b) of this Article 5. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.

Stock and Other Stock-Based and Combination Awards

6.(a) Grants of Other Stock-Based Awards. The Committee, at any time and from time to time while the Plan is in effect, may grant to such officers and other salaried employees of the Company, whether or not members of the Board of Directors, as it may select, Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to, or otherwise based on, Stock (including but not limited to Plan Awards denominated in the form of “stock units”, grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Article 5) (such Plan Awards being hereinafter called “Other Stock-Based Awards”). Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company, including a plan of any acquired entity.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Article 3) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.

(c) Consideration for Other Stock-Based Awards. In the discretion of the Committee, any Other-Stock Based Award may be granted as a Stock bonus for no consideration other than services rendered; provided, however, that in the event an Other Stock-Based Award shall be granted to a Participant who is a Section 16 Person under which shares of Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall either be (i) equal to the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance

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with applicable state law or (ii) equal to or greater than 50% of the fair market value of such shares (as determined in accordance with paragraph (b) of Article 5) on the date of grant of such Other Stock-Based Award.

(d) Salaried Employee. Notwithstanding anything contained in the Plan to the contrary, the term “salaried employee”, for purposes of this Article 6, shall be deemed to include any salaried employee of the Company or any other person designated by the Committee for an award under this Article 6.

Cash Awards [to Employees of Foreign Subsidiaries or Branches or Joint Ventures]

7. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine to permit a Participant, other than a Section 16 Person, who is an employee of a foreign subsidiary or a foreign branch of the Company or of a foreign Joint Venture to receive cash in lieu of any Plan Award or shares of Stock that would otherwise have been granted to or delivered to such Participant under the Plan, in such amount as the Committee may determine in its sole discretion. In addition, prior to payment of any Plan Award that is otherwise payable in Stock, the Committee may determine to pay the Plan Award in whole or in part in cash of equal value. The value of such Plan Award on the date of distribution shall be determined in the same manner as the fair market value of Stock on the date of grant of an Option pursuant to paragraph (b) of Article 5.

Payment of Plan Awards and Conditions Thereon

8.(a) Effect of Competitive Activity. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award to such Participant is outstanding hereunder, and such Participant has not yet received the Stock covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have earned out such Plan Award by (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any subsidiary thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any subsidiary thereof, and (ii) refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof.

(b) Nonfulfillment of Competitive Activity Conditions: Waivers Under the Plan. In the event of a Participant’s nonfulfillment of any condition set forth in paragraph (a) of this Article 8 such Participant’s rights under any Plan Award shall be forfeited and cancelled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(i) with respect to any such Participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary thereof by reason of the nonfulfillment of such condition; and

(ii) with respect to any other such Participant, such waiver may be granted by the Committee (or any committee appointed by it for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(c) Effect of Inimical Conduct. Anything contained in the Plan to the contrary notwithstanding, all rights of a Participant under any Plan Award shall cease on and as of the date on which it has been

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determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant’s employment) acted in a manner inimical to the best interests of the Company or any subsidiary thereof.

(d) Tax and Other Withholding. Prior to any distribution of cash, Stock or Other Stock-Based Awards (including payments under paragraph (c) of Article 4) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

(e) Substitution. The Committee, in its sole discretion, may substitute a Plan Award (except ISOs) for another Plan Award or Plan Awards of the same or different type.

Non-Transferability of Plan Awards; Restrictions on Disposition and Exercise of Plan Awards

9.(a) Restrictions on Transfer of Rights or Final Awards. (i) No Right or (ii) until the expiration of the applicable Restriction Period, no shares of Stock covered by any Final Award determined under paragraph (d) of Article 4, shall be transferred, pledged, assigned or otherwise disposed of by a Participant, except as permitted by the Plan, without the consent of the Committee, otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit, on such terms as it may deem appropriate, use of Stock included in any Final Award as partial or full payment upon exercise of an Option under the Plan or a stock option under any Stock Option Plan of the Company prior to the expiration of the Restriction Period relating to such Final Award.

(b) Restrictions on Transfer of Options or Stock Appreciation Rights. Unless the Committee determines otherwise, no Option or related Stock Appreciation Right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant’s guardian or legal representative.

(c) Restrictions on Transfer of Certain Other Stock-Based Awards. Unless the Committee determines otherwise, no Other-Stock Based Award which constitutes an option or similar right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant any such Other-Stock Based Award shall be exercisable only by such Participant or such Participant’s guardian or legal representative.

Designation of Beneficiaries

10. Anything contained in the Plan to the contrary notwithstanding, a Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe), subject to the provisions of paragraph (e) of Article 4 and paragraph (f) of Article 5. A Participant shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such Participant’s life insurance proceeds under the basic Company Life Insurance Plan unless such Participant shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. A Participant may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to any Right, Final Award, Option, Stock Appreciation Right or Other Stock-Based Award, the Committee may determine to recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event of the death of

III-13

any Participant, the term “Participant” as used in the Plan shall thereafter be deemed to refer to the beneficiary designated pursuant to this Article 10 or, if no such designation is in effect, the executor or administrator of the estate of such Participant, unless the context otherwise requires.

Merger, Consolidation, Stock Dividends, Etc.

11.(a) Adjustments. In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares, and in the numbers of shares covered by, and other terms and provisions of, outstanding Plan Awards.

(b) Committee Determinations. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Plan Award.

Acceleration of Payment or Modification of Plan Awards

12. Notwithstanding any other provision of the Plan, the Committee, in the event of the death of a Participant or in any other circumstance, may accelerate distribution of any Plan Award in its entirety or in a reduced amount, in cash or in Stock, or modify any Plan Award, in each case on such basis and in such manner as the Committee may determine in its sole discretion.

Rights as a Stockholder

13. A Participant shall not have any rights as a stockholder with respect to any share covered by any Plan Award until such Participant shall have become the holder of record of such share.

Term, Amendment, Modification and Termination of the Plan

14.(a) Term. The Plan shall terminate on May 1, 2008, except with respect to Plan Awards then outstanding.

(b) Amendment, Modification and Termination. The Board of Directors, upon recommendation of the Committee, at any time may amend, modify or terminate the Plan, and the Committee at any time may amend or modify the Plan; provided, however, that no such action of the Board of Directors or the Committee, without approval of the stockholders, may (a) increase the total number of shares of Stock with respect to which Plan Awards may be granted under the Plan, (b) extend the term of the Plan as set forth in paragraph (a) of this Article 14 or (c) permit any person while a member of the Committee or any committee of the Board of Directors administering the Plan to be eligible to receive or hold a Plan Award; provided, however, that neither the Board of Directors nor the Committee may amend or modify the Plan so as to increase the maximum number of shares determinable pursuant to the last sentence of paragraph (a) of Article 3.

Indemnification and Exculpation

15.(a) Indemnification. Each person who is or shall have been a member of the Board of Directors or of the Committee or of any committee of the Board of Directors administering the Plan or of any committee appointed by the foregoing committees shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or

III-14

proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation. Each member of the Board of Directors or of the Committee or of any committee of the Board of Directors administering the Plan or any committee appointed by the foregoing committees, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee or of any committee of the Board of Directors administering the Plan or of any committee appointed by the foregoing committees, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Expenses of Plan

16. The entire expense of offering and administering the Plan shall be borne by the Company and its participating subsidiaries.

Finality of Determinations

17. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board of Directors or the Committee or any committee of the Board of Directors administering the Plan or any committee appointed by the foregoing committees shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, the stockholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company and its subsidiaries, the Participants, and their respective successors in interest.

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Notice of
2003
Annual Meeting
of Shareholders
and
Proxy Statement

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used.

FORD MOTOR COMPANY-PS-03

Henry Ford II and Exchange President Keith Funston on the floor of the New York Stock Exchange in 1956, the year Ford common stock was offered to the public.

"We're going to build great products,
a strong business and a better world."

WILLIAM CLAY FORD, JR.

☒	Please mark your votes as in this example

The Board of Directors Recommends a Vote FOR the Election of all Management Nominees, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.	The Board of Directors Recommends a Vote AGAINST Proposals 5, 6 and 7.

FOR AGAINST		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

Proposal 1 —Election ☐ ☐ of Directors (see reverse)	Proposal 2 — Ratification of Selection of Independent Public Accountants	☐	☐	☐	Proposal 5 — Relating to Disclosure of Officers’ Compensation	☐	☐	☐

For, except vote against the following nominee(s):	Proposal 3 — Approval of the Terms of the Annual Incentive Compensation Plan	☐	☐	☐	Proposal 6 — Relating to the Method of Nominating and Electing the Company’s Directors	☐	☐	☐

	Proposal 4 — Approval of the Terms of the 1998 Long-Term Incentive Plan	☐	☐	☐	Proposal 7 — Relating to Establishing a Committee of the Board of Directors to Evaluate any Conflict of Interest	☐	☐	☐

Request Annual Meeting Ticket	Y E S	☐	N O	☐

Address Change	Y E S	☐	N O	☐

Discontinue duplicate Annual Report mailing for this account	Y E S	☐	N O	☐

SIGNATURE(s) ____________________________________________DATE__________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Instructions For Telephone And Internet Voting

Available 24 hours a day, 7 days a week

On a touch-tone phone call toll-free 1-877-779-8683 (outside the US and Canada call 201-536-8073) and you will hear these instructions:

>	Enter the control number from the box just below the perforation on the proxy card.
>	Enter the last four digits of your social security number; and
>	You will then have two options:
OPTION 1: to vote as the Board of Directors recommends on all proposals; or
OPTION 2: to vote on each proposal separately.
>	Your vote will be repeated to you and you will be asked to confirm it.

Log onto the Internet and type: http://www.eproxyvote.com/f

>	Have your proxy card ready and follow the simple instructions.

Your electronic vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If you have voted by phone or Internet, you do not need to return your proxy card.

THANK YOU FOR VOTING!

P R O X Y

Proxy Solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders

The undersigned hereby appoints Allan D. Gilmour and Dennis E. Ross, or either of them, proxies with power of substitution, to vote all the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary is indicated on the reverse side hereof, which may come before Ford Motor Company’s Annual Meeting of Shareholders to be held at the Ford Motor Company Conference and Event Center, 1151 Village Road, Dearborn, Michigan at 10:00 a.m., Eastern Time, on June 16, 2003, and any adjournments thereof.

The proxies shall vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxies shall vote the shares (a) “FOR” the election as directors of all the nominees named in the Proxy Statement and listed below or any other person selected by the Board of Directors in substitution for any of the nominees (Proposal 1) and (b) “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, and “AGAINST” Proposals 5, 6 and 7 each of which is set forth in the Proxy Statement.

Proposal 1 – Election of Directors – Nominees:

01.	John R. H. Bond	05.	Irvine O. Hockaday, Jr.	10.	Jorma Ollila
02.	Edsel B. Ford II	06.	Marie-Josée Kravis	11.	Carl E. Reichardt
03.	William Clay Ford	07.	Richard A. Manoogian	12.	Robert E. Rubin
04.	William Clay Ford, Jr.	08.	Ellen R. Marram	13.	Nicholas V. Scheele
		09.	Homer A. Neal	14.	John L. Thornton

      ADDRESS CHANGE: PLEASE NOTE CHANGE HERE AND MARK BOX ON REVERSE SIDE

(Continued and to be signed on reverse side)

Annual Meeting of Shareholders
June 16, 2003, 10:00 a.m., Eastern Time
The Ford Motor Company
Conference and Event Center
1151 Village Road
Dearborn, Michigan